Filed Pursuant to Rule 424(b)(2)
Registration No. 333-265886

PROSPECTUS SUPPLEMENT (To Prospectus Dated August 16, 2022)

The Korea Development Bank

US$1,000,000,000 4.375% Notes due 2028

US$1,000,000,000 4.375% Notes due 2033

Our US$1,000,000,000 aggregate principal amount of notes due 2028 (the “2028 Notes”) will bear interest at a rate of 4.375% per annum and our US$1,000,000,000 aggregate principal amount of notes due 2033 (the “2033 Notes,” and together with the 2028 Notes, the “Notes”) will bear interest at a rate of 4.375% per annum. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2023. The 2028 Notes will mature on February 15, 2028 and the 2033 Notes will mature on February 15, 2033.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2028 Notes			2033 Notes
	Per Note	Total		Per Note	Total
Public offering price	99.769%	US$	997,690,000	99.217%	US$	992,170,000
Underwriting discount	0.300%	US$	3,000,000	0.300%	US$	3,000,000
Proceeds to us (before deduction of expenses)	99.469%	US$	994,690,000	98.917%	US$	989,170,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including February 15, 2023.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depositary Trust Company on or about February 15, 2023.

Joint Bookrunners and Lead Managers

ANZ
Citigroup
J.P. Morgan
KB Securities
KDB Asia
MUFG
Nomura
Société Générale Corporate & Investment Banking
Standard Chartered Bank

Prospectus Supplement Dated February 8, 2023

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2021, June 30, 2022 and September 30, 2022 and for the six months ended June 30, 2021 and 2022 and the nine months ended September 30, 2021 and 2022 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated August 16, 2022. The accompanying prospectus contains information regarding us and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea and the Notes in registration statement no. 333-265886, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes.

Notice to Capital Market Intermediaries and Prospective Investors pursuant to Paragraph 21 of the Hong Kong SFC Code of Conduct—Important Notice to Prospective Investors

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including all underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the SFC Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code. Prospective investors who are the directors, employees or major shareholders of the The Korea Development Bank (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering. Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of

Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$1,000,000,000 aggregate principal amount of 4.375% notes due February 15, 2028 (the “2028 Notes”) and US$1,000,000,000 aggregate principal amount of 4.375% notes due February 15, 2033 (the “2033 Notes,” and together with the 2028 Notes, the “Notes”).

The 2028 Notes will bear interest at a rate of 4.375% per annum and the 2033 Notes will bear interest at a rate of 4.375% per annum, in each case payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2023. Interest on the Notes will accrue from February 15, 2023 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream”.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 15, 2023, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes”.

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. KB Securities Co., Ltd., one of the underwriters, has also agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters”.

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$1,983,860,000. We will use the net proceeds from the sale of the Notes for our general operations, including extension of foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated August 16, 2022. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS (“K-IFRS”).

Overview

As of June 30, 2022, we had ~~W~~187,520.9 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~307,308.5 billion and total equity of ~~W~~35,617.0 billion, as compared to ~~W~~174,917.2 billion of loans outstanding, ~~W~~276,421.9 billion of total assets and ~~W~~36,502.9 billion of total equity as of December 31, 2021. For the six months ended June 30, 2022, we recorded interest income of ~~W~~2,558.1 billion, interest expense of ~~W~~1,659.3 billion and net income of ~~W~~469.5 billion, as compared to ~~W~~1,993.3 billion of interest income, ~~W~~1,206.3 billion of interest expense and ~~W~~2,377.6 billion of net income for the six months ended June 30, 2021. See “—Selected Financial Statement Data.”

Capitalization

As of September 30, 2022, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

September 30, 2022(1)

(billions of won)
(unaudited)
Long-term debt(2)(3)(4):
Won currency borrowings	4,009.8
Industrial finance bonds	159,781.6
Foreign currency borrowings	4,169.2

Total long-term debt	167,960.6

Capital:
Paid-in capital	22,586.6
Capital surplus	2,475.6
Retained earnings(5)	6,269.7
Accumulated other comprehensive income	2,532.0

Total capital	33,863.9

Total capitalization	201,824.5

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2022.
(2)	Defined as debt that has a maturity at issuance of one year or more.
(3)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,434.8 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2022.

(4)	As of September 30, 2022, we had confirmed acceptances and guarantees totaling ~~W~~9,427.0 billion under outstanding guarantees issued on behalf of our clients.
(5)

Includes planned regulatory reserve for credit losses of ~~W~~247.3 billion as of September 30, 2022. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

In July 2022, the Government contributed ~~W~~308 billion in cash to our capital. As of September 30, 2022, our paid-in capital was ~~W~~22,586.6 billion compared to ~~W~~21,886.6 billion as of December 31, 2021. In December 2022, the Government contributed ~~W~~565 billion in the form of shares of common stock of Korea Land and Housing Corporation to our capital.

Selected Financial Statement Data

Recent Developments

As of September 30, 2022, we had ~~W~~198,654.3 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~324,470.9 billion and total equity of ~~W~~33,863.9 billion, as compared to ~~W~~174,917.2 billion of loans outstanding, ~~W~~276,421.9 billion of total assets and ~~W~~36,502.9 billion of total equity as of December 31, 2021. For the nine months ended September 30, 2022, we recorded interest income of ~~W~~4,380.7 billion, interest expense of ~~W~~3,058.2 billion and net loss of ~~W~~354.1 billion, as compared to ~~W~~3,012.2 billion of interest income, ~~W~~1,812.1 billion of interest expense and ~~W~~2,843.9 billion of net income for the nine months ended September 30, 2021.

The following tables present our selected separate financial information for the nine months ended September 30, 2021 and 2022 and as of December 31, 2021 and September 30, 2022, which has been derived from our unaudited separate financial statements as of December 31, 2021 and September 30, 2022 and for the nine months ended September 30, 2022 and 2021 prepared in accordance with K-IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2021	2022
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	3,012.2	4,380.7
Total Interest Expenses	1,812.1	3,058.2
Net Interest Income	1,200.1	1,322.5
Operating Income	3,203.6	885.5
Income (Loss) before Income Tax	3,644.4	(383.6)
Income Tax Expense (Benefit)	800.5	(29.5)
Net Income (Loss)	2,843.9	(354.1)

	As of December 31, 2021	As of September 30, 2022
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	174,917.2	198,654.3
Total Borrowings(2)	222,288.3	251,130.4
Total Assets	276,421.9	324,470.9
Total Liabilities	239,919.0	290,607.0
Equity	36,502.9	33,863.9

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debentures.

Nine Months Ended September 30, 2022

For the nine months ended September 30, 2022, we had net loss of ~~W~~354.1 billion compared to net income of ~~W~~2,843.9 billion in the corresponding period of 2021, on a separate K-IFRS basis, principally due to the following factors:

•	a decrease in net gain on disposal of loans measured at fair value through profit or loss to ~~W~~0.6 billion in the nine months ended September 30, 2022 from ~~W~~1,850.3 billion in the corresponding period of 2021, primarily due to gains recognized in connection with the exercise of our right to convert our convertible bonds issued by HMM Company Limited into common shares in June 2021, which did not recur in the first nine months of 2022;

•	impairment loss on investments in subsidiaries and associates of ~~W~~1,267.9 billion in the nine months ended September 30, 2022 compared to a reversal of such loss of ~~W~~466.8 billion in the corresponding period of 2021, primarily due to decreases in the recoverable amounts of our investments in HMM Company Limited, DSME and Hanjin KAL, each resulting from decreases in the fair value of such investments; and

•	an increase in net loss on derivatives to ~~W~~1,414.8 billion in the nine months ended September 30, 2022 from ~~W~~339.0 billion in the corresponding period of 2021, primarily due to an increase in net loss on hedging purpose derivatives on interest rates to ~~W~~1,787.4 billion in the nine months ended September 30, 2022 from ~~W~~451.9 billion in the corresponding period of 2021.

The above factors were partially offset by the following factors:

•	an income tax benefit of ~~W~~29.5 billion in the nine months ended September 30, 2022 compared to an income tax expense of ~~W~~800.5 billion in the corresponding period of 2021, primarily due to a change in profit (loss) before income tax to a loss of ~~W~~383.6 billion in the nine months ended September 30, 2022 from a profit of ~~W~~ 3,644.4 billion in the corresponding period of 2021;

•	an increase in net gain on foreign exchange transaction to ~~W~~921.1 billion in the nine months ended September 30, 2022 from ~~W~~264.6 billion in the corresponding period of 2021, primarily due to an increase in net gain on foreign currency translations to ~~W~~908.3 billion in the nine months ended September 30, 2022 from ~~W~~270.9 billion in the corresponding period of 2021; and

•	an increase in net gain on financial liabilities measured at fair value through profit or loss to ~~W~~524.0 billion in the nine months ended September 30, 2022 from ~~W~~139.6 billion in the corresponding period of 2021, primarily due to an increase in net gain on valuation gains on financial liabilities measured at fair value through profit or loss to ~~W~~518.5 billion in the nine months ended September 30, 2022 from ~~W~~140.0 billion in the corresponding period of 2021.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), Daehan Shipbuilding Co., Ltd., HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding) and GM Korea Company. As of September 30, 2022, our credit extended to these companies totaled ~~W~~19,167.1 billion, accounting for 5.9% of our total assets as of such date.

The following table provides the loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2021		As of September 30, 2022		Primary Reason for Change
	(billions of won)
DSME	~~W~~	6,016.3		8,148.4	Increase due to an increase in refund guarantees
HMM Company Limited		10,452.0		8,079.7	Decrease due to a decrease in the value of perpetual bonds and repayment of loans
Daehan Shipbuilding		1,226.6		918.6	Decrease due to repayment of loans and debt-to-equity swap
HJ Shipbuilding & Construction		854.0		896.7	Increase due to increases in refund guarantees and letters of credit
K Shipbuilding		394.6		758.1	Increase due to increases in short-term loans, refund guarantees and letters of credit
GM Korea Company		402.9		365.6	Decrease due to a decline in the value of stocks

Total	~~W~~	19,346.4	~~W~~	19,167.1

As of September 30, 2022, we established allowances of ~~W~~1,090.6 billion for our exposure to DSME, ~~W~~2.9 billion for HMM Company Limited, ~~W~~160.6 billion for Daehan Shipbuilding, ~~W~~39.7 billion for HJ Shipbuilding & Construction, ~~W~~139.4 billion for K Shipbuilding and none for GM Korea Company.

In the first nine months of 2022, we sold non-performing loans worth ~~W~~367.3 billion to UAMCO., Ltd.

Results of Operations

The following tables present our selected separate financial information as of December 31, 2021 and June 30, 2022 and for the six months ended June 30, 2021 and 2022, which has been derived from our unaudited separate financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 prepared in accordance with K-IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2021	2022
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	1,993.3	2,558.1
Total Interest Expenses	1,206.3	1,659.3
Net Interest Income	786.9	898.9
Operating Income	2,362.4	522.8
Income before Income Tax	2,991.6	566.9
Income Tax Expense	614.0	97.5
Net Income	2,377.6	469.5

	As of December 31, 2021	As of June 30, 2022
	(billions of won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	174,917.2	187,520.9
Total Borrowings(2)	222,288.3	237,300.4
Total Assets	276,421.9	307,308.5
Total Liabilities	239,919.0	271,691.5
Equity	36,502.9	35,617.0

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees. See Note 9 of the notes to our unaudited separate financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 included in this prospectus supplement.

(2)	Total borrowings include financial liabilities measured at fair value through profit or loss, deposits, borrowings and debentures.

Six Months Ended June 30, 2022

In the first half of 2022, we had net income of ~~W~~469.5 billion compared to ~~W~~2,377.6 billion in the corresponding period of 2021, on a separate K-IFRS basis, principally due to a change to net other operating expense of ~~W~~153.3 billion in the first half of 2022 from net other operating income of ~~W~~1,900.5 billion in the corresponding period of 2021, primarily due to a significant decrease in net gains on disposal of loans measured at fair value through profit or loss to ~~W~~0.6 billion in the first half of 2022 from ~~W~~1,850.3 billion in the corresponding period of 2021, resulting primarily from gains recognized in connection with the exercise of our right to convert our convertible bonds issued by HMM Company Limited into common shares in June 2021, which did not recur in the first half of 2022.

This was partially offset by the following factors:

•	a decrease in income tax expense to ~~W~~97.5 billion in the first half of 2022 from ~~W~~614.0 billion in the corresponding period of 2021, primarily due to a decrease in profit before income tax to ~~W~~566.9 billion in the first half of 2022 from ~~W~~2,991.6 billion in the corresponding period of 2021; and

•	a decrease in provision for credit losses to ~~W~~434.1 billion in the first half of 2022 from ~~W~~836.1 billion in the corresponding period of 2021, primarily due to a decrease in expected credit losses in anticipation of an improvement in the overall asset quality of our loan portfolio resulting from a recovery from the COVID-19 pandemic.

Allowances for Loan Losses and Loans in Arrears

As of June 30, 2022, we had established allowances of ~~W~~3,796.9 billion for loan losses under Korean IFRS.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2022, we have provided loans of ~~W~~491.8 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of June 30, 2022, we had established allowances of ~~W~~280.0 billion for loan losses with respect to such companies. We cannot assure you that actual credit losses from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of June 30, 2022(1)
		Loan Amount		Loan Loss Allowances

		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	183,102.2	~~W~~	2,120.1
	Precautionary		2,937.2		886.9
	Substandard		866.8		301.5
	Doubtful		135.6		123.4
	Expected Loss		479.1		365.0

	Total	~~W~~	187,520.9	~~W~~	3,796.9

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of June 30, 2022, our non-performing loans totaled ~~W~~1,481.5 billion, representing 0.8% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2022, our legal reserve was ~~W~~2,535.9 billion, representing 1.4% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), DSME, HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding) and GM Korea Company. As of June 30, 2022, our credit extended to these companies totaled ~~W~~20,442.5 billion, accounting for 6.7% of our total assets as of such date.

The following table provides the loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2021		As of June 30, 2022		Primary Reason for Change
	(billions of won)
HMM Company Limited	~~W~~	10,452.0		9,693.6	Decrease due to a decrease in the value of perpetual bonds and repayment of loans
DSME		6,016.3		7,982.1	Increase due to an increase in refund guarantees
HJ Shipbuilding & Construction		854.0		891.2	Increase due to increases in refund guarantees and letters of credit
Daehan Shipbuilding		1,226.6		888.0	Decrease due to repayment of loans and debt-to-equity swap
K Shipbuilding		394.6		604.9	Increase due to increases in short-term loans, refund guarantees and letters of credit
GM Korea Company		402.9		382.7	Decrease due to a decline in the value of stocks

Total	~~W~~	19,346.4	~~W~~	20,442.5

As of June 30, 2022, we established allowances of ~~W~~2.9 billion for our exposure to HMM Company Limited, ~~W~~966.0 billion for DSME, ~~W~~38.3 billion for HJ Shipbuilding & Construction, ~~W~~284.8 billion for Daehan Shipbuilding, ~~W~~125.5 billion for K Shipbuilding and none for GM Korea.

In July 2016, HMM Company Limited executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in HMM Company Limited, which resulted in us becoming the largest shareholder of HMM Company Limited. In October 2018, we injected ~~W~~1 trillion in emergency aid into HMM Company Limited in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by HMM Company Limited. We also concurrently entered into an agreement to jointly manage HMM Company Limited together with Korea Ocean Business Corporation until December 2020, which was subsequently extended to January 2022. In June 2021, we exercised our right to convert ~~W~~300 billion of our convertible bonds into 60 million common shares of HMM Company Limited. Following an improvement in the financial performance of HMM Company Limited, we ended our joint management of HMM Company Limited in January 2022, upon which Korea Ocean Business Corporation became its sole manager. We are currently pursuing the sale of our equity stake in HMM Company Limited, which amounted to 20.7% as of June 30, 2022.

During 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Export-Import Bank of Korea, would extend additional financing of up to ~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-to-equity swaps, extension of additional loans and provision of other forms of liquidity support. In this connection, in December 2015, we acquired ~~W~~382.9 billion of new equity shares of DSME, which increased our equity interest in DSME from 31.5% to 49.7%, and we became its largest shareholder. In December 2016, we increased our equity interest in DSME to 79.0% through an additional debt for equity swap. In March 2017, we and The Export-Import Bank of Korea announced a second joint plan to provide an additional ~~W~~2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we provided additional debt-to-equity swaps of ~~W~~0.3 trillion in June 2017 and The Export-Import Bank of Korea exchanged a term loan in the amount of ~~W~~1.28 trillion provided by it to DSME for perpetual bonds issued by DSME. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder. Subsequently, in March 2019, Hyundai Heavy Industries entered into a definitive agreement with us to acquire DSME. However, in January 2022, the European Commission announced that it would not grant approval for such acquisition due to anti-competition concerns for LNG carriers. In December 2022, Hanwha Group entered into a definitive agreement with us to acquire a 49.3% equity stake in DSME for approximately ~~W~~2 trillion. The consummation of the acquisition currently remains subject to various conditions, including regulatory approval from a number of relevant jurisdictions.

In January 2019, HJ Shipbuilding & Construction Philippines, a subsidiary of HJ Shipbuilding & Construction at Subic Bay in the Philippines, declared bankruptcy and filed for corporate rehabilitation with a regional trial court following its failure to comply with loan obligations to its Philippine lenders. In March 2019, creditors in Korea (including us) and lenders in the Philippines agreed on, and executed, a business normalization plan including a debt-to-equity swap and capital reduction for HJ Shipbuilding & Construction, as a result of which we became the largest shareholder of HJ Shipbuilding & Construction. In September 2021, creditors of HJ Shipbuilding & Construction (including us) sold a 66.85% interest in the company to a consortium led by Dongbu Corporation.

K Shipbuilding has faced financial difficulties for the past several years due to prolonged slowdowns in the Korean shipbuilding and shipping industries. K Shipbuilding, which had filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors (including us) in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder, exited court receivership in July 2017. In November 2020, we selected a consortium consisting of KH Investment and UAMCO., Ltd. as the preferred bidder for the sale of shares of K Shipbuilding. In July 2021, the consortium acquired a 97% interest in K Shipbuilding for ~~W~~250 billion. In December 2021, we terminated our creditor management of K Shipbuilding, and as of June 30, 2022, our equity interest in K Shipbuilding amounted to 2.5%, which we currently intend to sell.

In the first half of 2022, we sold non-performing loans worth ~~W~~367.3 billion to UAMCO., Ltd.

Our large exposure to financially troubled companies in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in Korea and globally, which could disrupt the business, activities and operations of many of our borrowers, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us. For example, COVID-19, an infectious disease that was first reported to have been transmitted to humans in late 2019 and was declared a “pandemic” by the World Health Organization in March 2020, has spread globally over the course of 2020 to 2023 to date and has led to significant global and domestic economic and financial disruptions. See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties” in the accompanying prospectus. The COVID-19 pandemic has had an especially direct negative impact on certain of our borrowers, among them the airline industry, which needed significant liquidity following a sharp decline in aircraft traffic and a dramatic increase in the number of suspended flights due to entry restrictions imposed by many countries in response to COVID-19 during the course of the pandemic.

In May 2020, we injected ~~W~~720 billion (consisting of ~~W~~420 billion in securities collateralized by income receivables, ~~W~~180 billion in perpetual convertible bonds and ~~W~~120 billion in loans) into Korean Air Lines Co., Ltd., a subsidiary of Hanjin Group and Korea’s largest airline and flagship carrier, in order to provide liquidity support. As of June 30, 2022, our loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to Korean Air Lines amounted to ~~W~~1,423.3 billion, an increase from ~~W~~1,167.2 billion as of December 31, 2021. In June 2022, we exercised our right to convert our ~~W~~180 billion worth of perpetual convertible bonds of Korean Air Lines into 12.2 million shares of equity, which increased our equity ownership in Korean Air Lines to 3.31% as of June 30, 2022.

In April 2020, we provided Asiana Airlines, a subsidiary of Kumho Asiana Group and the second-largest airline in Korea, with liquidity support by providing a credit line in the amount of ~~W~~1.2 trillion. Our decision to take such measure was largely driven by a need to address Asiana Airlines’ financial difficulties resulting from the negative impact of the COVID-19 pandemic on the airline industry. In September 2020, we decided to inject ~~W~~2.4 trillion from the Key Industry Stabilization Fund (explained further below) into Asiana Airlines in order to normalize its operations following the cancellation of plans by a consortium led by HDC Hyundai Development to acquire Asiana Airlines. Subsequently, in November 2020, we signed an investment agreement with Hanjin KAL, the parent company of Korean Air Lines, to inject ~~W~~800 billion (consisting of ~~W~~500 billion through participation in a rights offering and ~~W~~300 billion through purchase of exchangeable bonds) into Hanjin KAL in connection with Korean Air Lines’ acquisition of a 63.9% stake in Asiana Airlines through a transaction valued at ~~W~~1.8 trillion (the “Acquisition”), subsequent to which we expect our equity interest in Hanjin KAL to amount to approximately 10.6%. In December 2020, Asiana Airlines’ shareholders approved a 3-to-1 share capital reduction plan, which was aimed at offsetting part of Asiana Airlines’ deficits in preparation for the Acquisition. However, the consummation of the Acquisition currently remains subject to a number of factors, including uncertainties regarding opposition to the Acquisition by labor unions of Korean Air Lines and Asiana Airlines, and approval of the Acquisition from antitrust authorities of a number of jurisdictions, including the United States, the European Union, China and Japan, which have yet to be obtained. If the Acquisition is completed, Asiana Airlines would become Korean Air Lines’ consolidated subsidiary. In June 2021, we approved an integration plan pursuant to which Korean Air Lines would merge with Asiana Airlines by 2024.

In addition, the ongoing COVID-19 pandemic has prompted the Government in recent years to implement various emergency aid initiatives involving Korean banks, including us, to provide liquidity assistance to a range of financially troubled companies. Such initiatives include, among others, the provision of new loans to financially troubled companies, extension of maturity dates for existing loans and suspension of interest payment obligations for an extended period of time. Most recently, in May 2020, the Government provided for the establishment of the Key Industry Stabilization Fund, a fund amounting to ~~W~~40 trillion to be administered by us mainly through the issuance of industrial finance bonds, to support businesses in certain key industries that face financial difficulties resulting from the ongoing COVID-19 pandemic, such as the air transport and maritime industries. The Key Industry Stabilization Fund has supported those businesses that meet certain pre-determined criteria, including those aimed at stabilizing the job markets. Our participation in such Government-led initiatives may lead us to extend credit to financially troubled borrowers that we would not otherwise extend, or offer terms for such credit that we would not otherwise offer, in the absence of such initiatives. Furthermore, there is no guarantee that the financial condition and liquidity position of our financially troubled borrowers benefiting from such initiatives will improve sufficiently for them to service their debt on a timely basis, or at all. Accordingly, increases in our exposure to financially troubled borrowers resulting from such Government-led initiatives may have a material adverse effect on our financial condition and results of operations.

A deterioration in the financial condition of our borrowers, including those described above as well as other companies under workout, court receivership, court mediation and other restructuring procedures, could result in a deterioration in the quality of our loan portfolio. This, in turn, could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, particularly if businesses remain closed, the impact of the COVID-19 pandemic on the global economy worsens, or more of our borrowers draw on their lines of credit or seek additional loans from us to help finance their business, which could have a material adverse impact on our business, financial condition or results of operations.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2022:

Loans(1)

	June 30, 2022

	(billions of won)
Equipment Capital Loans:
Domestic currency	~~W~~	58,640.5
Foreign currency		11,920.1

		70,560.6

Working Capital Loans:
Domestic currency(2)		68,293.2
Foreign currency		12,362.1

		80,655.3

Other Loans(3)		36,305.0

Total loans	~~W~~	187,520.9

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2022, we had ~~W~~187,520.9 billion in outstanding loans, which represents a 7.2% increase from ~~W~~174,917.2 billion of outstanding loans as of December 31, 2021.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2022		As % of June 30, 2022 Total

	(billions of won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	63,594.4	42.1%
Loans with remaining maturities of more than one year		87,621.5	57.9

Total	~~W~~	151,215.9	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2022:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2022		As % of June 30, 2022 Total

	(billions of won, except percentages)
Manufacturing	~~W~~	68,081.4	45.0%
Banking and Insurance		37,260.7	24.6
Transportation		10,659.9	7.0
Public Administration		618.2	0.4
Electric, Gas and Water Supply Industry		4,381.5	2.9
Others(2)		30,214.2	20.0

Total	~~W~~	151,215.9	100.0%

Percentage increase from December 31, 2021		5.3%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

Industrial Bank of Korea was our single largest borrower as of June 30, 2022, accounting for 4.9% of our outstanding equipment capital and working capital loans. As of June 30, 2022, our five largest borrowers and 20 largest borrowers accounted for 12.5% and 23.1%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2022 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2022 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Banking and Insurance	53.0%
Manufacturing	31.1
Transportation	10.9
Others(1)	5.0

Total	100.0

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2022:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2022%			June 30, 2022%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	52,949.8	75.0%	~~W~~	50,876.1	63.1%
On-lending loans		3,273.0	4.7		16,500.5	20.5
Foreign currency loans		8,311.3	11.8		1,813.4	2.2
Local currency loans denominated in foreign currencies		0.8	0.0		23.1	0.0
Offshore loans in foreign currencies		3,300.6	4.7		9,426.7	11.7
Government fund loans		99.9	0.1		—	—
Overdraft		—	—		43.3	0.1

Others(1)		2,625.2	3.7		1,972.2	2.4

Total	~~W~~	70,560.6	100.0%	~~W~~	80,655.3	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2022:

	June 30, 2022
	(billions of won)
Acceptances	~~W~~	377.5
Guarantees on local borrowings		886.3
Guarantees on foreign borrowings		7,716.7
Letters of guarantee for importers		89.5

Total	~~W~~	9,070.0

Investments

Our equity investments decreased to ~~W~~41,864.7 billion as of June 30, 2022 from ~~W~~41,998.7 billion as of December 31, 2021. As of June 30, 2022, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~19,396.8 billion, equal to 38.7% of our equity investment ceiling.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2022:

Equity Investments

	Book Value as of June 30, 2022
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	18,023.1
Banking and Insurance		10,775.7
Transportation		5,335.8
Real Estate Business		3,792.1
Construction		1,009.4
Manufacturing		732.3
Others		2,196.3

Total	~~W~~	41,864.7

As of June 30, 2022, we held total equity investments, on a book value basis, of ~~W~~552.2 billion in one of our five largest borrowers and ~~W~~2,357.8 billion in three of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2022, the aggregate value of our equity investments accounted for approximately 91.6% of their aggregate cost basis.

Other Activities

As of June 30, 2022, we held in trust cash and other assets totaling ~~W~~30,382.5 billion, and we generated in the first half of 2022 trust fee income equaling ~~W~~88.0 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2022:

Type of Funds Borrowed	As of June 30, 2022
	(billions of won)
General purpose	~~W~~	101.0
Special purpose		4,232.3

Total	~~W~~	4,333.3

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2022:

Outstanding Balance	As of June 30, 2022
	(billions of won)
Denominated in Won	~~W~~	112,943.6
Denominated in other currencies		39,916.3

Total	~~W~~	152,859.9

As of June 30, 2022, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2022) was ~~W~~166,213.4 billion, equal to 22.1% of our authorized amount under the KDB Act, which was ~~W~~751,851.1 billion.

Foreign Currency Borrowings

As of June 30, 2022, the outstanding amount of our foreign currency borrowings was US$14.3 billion. Our long-term and short-term foreign currency borrowings increased to ~~W~~18,572.3 billion as of June 30, 2022 from ~~W~~16,426.4 billion as of December 31, 2021.

Deposits

As of June 30, 2022, demand deposits held by us totaled ~~W~~2,581.7 billion and time and savings deposits held by us totaled ~~W~~52,370.7 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2022:

Debt Principal Repayment Schedule(1)

Currency(2)(3)	Maturing on or before December 31,
	2022		2023		2024		2025		2026		Thereafter
			(billions of won)
Won	~~W~~	28,526.4	~~W~~	43,307.4	~~W~~	20,531.4	~~W~~	10,921.7	~~W~~	3,739.3	~~W~~	10,250.7
Foreign		18,967.1		13,033.8		8,491.6		8,064.5		4,869.1		5,062.6

Total Won Equivalent	~~W~~	47,493.5	~~W~~	56,341.2	~~W~~	29,023.0	~~W~~	18,986.2	~~W~~	8,608.4	~~W~~	15,313.3

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2022, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Seog Hoon Kang	June 6, 2025
Auditor	Tae Hyun Joo	March 14, 2024
Independent Non-executive Directors	Yeong Ook Kim	May 25, 2023
	Dong Il Jung	November 30, 2023
	Seog Hwan Lee	September 27, 2024
	Sam Mo Kang	September 27, 2024

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 included in this prospectus supplement.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2022 (Unaudited) and December 31, 2021

(In millions of won)	Notes	June 30, 2022		December 31, 2021
Assets
Cash and due from banks	4,45,46,49	~~W~~	11,885,822	11,975,767
Securities measured at FVTPL	5,45,46,49		11,104,203	9,818,811
Securities measured at FVOCI	6,39,45,46,49		39,549,739	37,875,136
Securities measured at amortized cost	7,39,45,46,49		3,705,433	2,968,877
Loans measured at FVTPL	8,45,46,49		572,619	644,412
Loans measured at amortized cost	9,45,46,49		183,726,201	170,763,394
Derivative financial assets	10,45,46,47,49		11,513,355	5,305,572
Investments in subsidiaries and associates	11,48		29,101,937	28,710,062
Property and equipment, net	12,48		811,385	872,157
Investment property, net	13,48		83,623	82,860
Intangible assets, net	14,48		125,204	147,699
Defined benefit assets	21		—	9,353
Current tax assets			2,016	2,841
Assets held for sale	16		—	1,371,052
Other assets	15,45,46,49		15,126,989	5,873,907

Total assets		~~W~~	307,308,526	276,421,900

Liabilities
Financial liabilities measured at FVTPL	17,45,46,49	~~W~~	1,681,113	2,067,144
Deposits	18,45,46,49		60,849,932	52,792,121
Borrowings	19,45,46,49		24,386,530	22,063,777
Debentures	20,45,46,49		150,382,825	145,365,330
Derivative financial liabilities	10,45,46,47,49		13,545,287	4,757,841
Net defined benefit liabilities	21		47,052	—
Provisions	22		1,881,011	1,567,530
Deferred tax liabilities	37		3,239,445	3,957,522
Current tax liabilities			536,115	254,882
Other liabilities	23,45,46,49		15,142,170	7,092,896

Total liabilities			271,691,480	239,919,043
Equity
Issued capital	1,24		22,278,559	21,886,559
Capital surplus	24		2,477,125	2,479,010
Accumulated other comprehensive income	24		3,782,897	4,773,474
Retained earnings	24		7,078,465	7,363,814
(Regulatory reserve for credit losses of ~~W~~247,252 million as of June 30, 2022 and ~~W~~482,885 million as of December 31, 2021, respectively)
(Required reversal of regulatory reserve for credit losses of ~~W~~30,182 million as of June 30, 2022 and ~~W~~235,633 million as of December 31, 2021, respectively)
(Planned reversal of regulatory reserve for credit losses of ~~W~~30,182 million as of June 30, 2022 and ~~W~~235,633 million as of December 31, 2021, respectively)

Total equity			35,617,046	36,502,857

Total liabilities and equity		~~W~~	307,308,526	276,421,900

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Six-month periods ended June 30, 2022 and 2021 (Unaudited)

		June 30, 2022			June 30, 2021
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	25	~~W~~	1,400,953	2,558,130	999,352	1,993,256
Interest expense	25		(927,963)	(1,659,255)	(592,784)	(1,206,346)

Net interest income	48		472,990	898,875	406,568	786,910
Net fees and commission income	26		99,242	205,430	83,928	168,268
Dividend income	27		69,726	503,140	111,067	642,599
Net gain (loss) on securities measured at FVTPL	28		(54,156)	(86,701)	5,721	(3,887)
Net gain on financial liabilities measured at FVTPL	29		200,315	374,412	28,477	106,104
Net loss on securities measured at FVOCI	30		(3,592)	(28,106)	(6,462)	(9,890)
Net loss on derivatives	31		(454,498)	(600,209)	(30,382)	(131,082)
Net gain on foreign currency transaction	32		210,748	270,570	33,580	108,720
Other operating income (expense), net	33		(146,948)	(153,296)	989,810	1,900,478

Non-interest income (expense), net			(79,163)	485,240	1,215,739	2,781,310
Provision for credit losses	34		412,868	434,146	901,759	836,089
General and administrative expenses	35,48		177,340	427,141	178,727	369,716

Operating income (expense)	48		(196,381)	522,828	541,821	2,362,415
Reversal of impairment loss (impairment loss) on investments in subsidiaries and associates			(66,246)	45,115	132,334	126,248
Other non-operating income	36		982	3,085	448,205	508,944
Other non-operating expense	36		(1,689)	(4,101)	(745)	(6,011)

Non-operating income (expense), net			(66,953)	44,099	579,794	629,181

Profit (loss) before income taxes			(263,334)	566,927	1,121,615	2,991,596
Income tax expense (benefit)	37		(50,120)	97,477	198,686	613,988

Profit (loss) for the period	24		(213,214)	469,450	922,929	2,377,608

(Profit (loss) for the period adjusted for regulatory reserve for credit losses: ~~W~~(136,112) million and ~~W~~499,632 million for the three-month and six-month periods ended June 30, 2022, respectively; ~~W~~1,091,638 million and ~~W~~2,300,682 million for the three-month and six-month periods ended June 30, 2021, respectively)

Other comprehensive income (loss) for the period, net of tax	24
Items that are or may be reclassified subsequently to profit or loss:
Net loss on securities measured at FVOCI			(242,676)	(464,225)	(13,756)	(56,026)
Exchange differences on translation of foreign operations			96,620	118,674	(3,098)	41,880
Valuation gain on cash flow hedge			1,088	3,069	23	657
Net gain (loss) on hedges of net investments in foreign operations			(51,156)	(66,255)	2,013	(23,963)

			(196,124)	(408,737)	(14,818)	(37,452)
Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			(1,145,708)	(524,930)	3,083,003	6,130,023
Fair value changes on financial liabilities designated at fair value due to credit risk			9,879	21,380	(300)	414

			(1,135,829)	(503,550)	3,082,703	6,130,437

			(1,331,953)	(912,287)	3,067,885	6,092,985

Total comprehensive income (loss) for the period		~~W~~	(1,545,167)	(442,837)	3,990,814	8,470,593

Earnings (loss) per share
Basic and diluted earnings (loss) per share (in won)	38	~~W~~	(48)	106	215	558

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2022 and 2021 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2021	~~W~~	20,765,729	2,484,398	2,064,371	5,068,032	30,382,530
Profit for the period		—	—	—	2,377,608	2,377,608
Net gain on securities measured at FVOCI		—	—	6,058,968	15,029	6,073,997
Exchange differences on translation of foreign operations		—	—	41,880	—	41,880
Valuation gain on cash flow hedge		—	—	657	—	657
Net loss on hedges of net investments in foreign operations		—	—	(23,963)	—	(23,963)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	414	—	414

Total comprehensive income for the period		—	—	6,077,956	2,392,637	8,470,593

Dividends		—	—	—	(209,638)	(209,638)
Paid in capital increase		1,120,830	(5,388)	—	—	1,115,442

Transaction with owners		1,120,830	(5,388)	—	(209,638)	905,804

Balance at June 30, 2021	~~W~~	21,886,559	2,479,010	8,142,327	7,251,031	39,758,927

Balance at January 1, 2022	~~W~~	21,886,559	2,479,010	4,773,474	7,363,814	36,502,857
Profit for the period		—	—	—	469,450	469,450
Net gain (loss) on securities measured at FVOCI		—	—	(1,067,445)	78,290	(989,155)
Exchange differences on translation of foreign operations		—	—	118,674	—	118,674
Valuation gain on cash flow hedge		—	—	3,069	—	3,069
Net loss on hedges of net investments in foreign operations		—	—	(66,255)	—	(66,255)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	21,380	—	21,380

Total comprehensive income (loss) for the period		—	—	(990,577)	547,740	(442,837)

Dividends		—	—	—	(833,089)	(833,089)
Paid in capital increase		392,000	(1,885)	—	—	390,115

Transaction with owners		392,000	(1,885)	—	(833,089)	(442,974)

Balance at June 30, 2022	~~W~~	22,278,559	2,477,125	3,782,897	7,078,465	35,617,046

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2022 and 2021 (Unaudited)

(In millions of won)	Notes	2022		2021
Cash flows from operating activities
Profit for the period		~~W~~	469,450	2,377,608
Adjustments for:
Income tax expense	37		97,477	613,988
Interest income	25		(2,558,130)	(1,993,256)
Interest expense	25		1,659,255	1,206,346
Dividend income	27		(503,140)	(642,599)
Loss (gain) on valuation of securities measured at FVTPL	28		60,109	(1,514)
Gain on disposal of securities measured at FVTPL			(17,727)	(3,736)
Gain on financial liabilities measured at FVTPL	29		(374,412)	(106,104)
Loss on securities measured at FVOCI	30		28,106	9,890
Impairment loss (reversal of impairment loss) on securities measured at amortized cost	7		(8)	89
Loss (gain) on loans measured at FVTPL	33		73,069	(1,933,124)
Loss on valuation of derivatives			2,489,527	587,596
Net gain on fair value hedged items	31		(923,619)	(201,419)
Gain on foreign exchange translations	32		(260,903)	(119,440)
Gain on disposal of investments in subsidiaries and associates	33		(16,626)	(77,546)
Reversal of impairment loss on investments in subsidiaries and associates			(45,115)	(126,248)
Provision for loan loss allowance	34		153,271	928,606
Increase (reversal) of provision for other assets	34		(3,779)	5,077
Increase (reversal) of provision for payment guarantees	22		493,621	(47,063)
Reversal of provision for unused commitments	22		(182,089)	(22,477)
Reversal of financial guarantee provision	22		(26,878)	(28,054)
Increase (reversal) of provision for possible losses from lawsuits	22		(1,492)	1,122
Reversal of provision for restoration	22		(1,244)	(1,211)
Defined benefit costs	21		68,288	19,974
Depreciation of property and equipment	12		35,659	36,874
Reversal of impairment loss on assets held for sale			—	(499,976)
Loss (gain) on disposal of property and equipment	36		513	(3,220)
Gain on disposal of assets held for sale			—	(3,610)
Depreciation of investment property	13		1,116	1,246
Amortization of intangible assets	14		27,121	26,623

			271,970	(2,373,166)
Changes in operating assets and liabilities:
Due from banks			1,456,721	(451,496)
Securities measured at FVTPL			(233,383)	(903,120)
Loans measured at FVTPL			(1,276)	8,350
Loans measured at amortized cost			(11,595,400)	(6,630,749)
Derivative financial instruments			2,983	(88,601)
Other assets			(9,079,117)	(4,811,520)
Financial liabilities measured at FVTPL			30,112	290,878
Deposits			8,035,676	2,992,486
Defined benefit liabilities			(11,883)	(46)
Other liabilities			7,828,902	4,037,287

			(3,566,665)	(5,556,531)

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2022 and 2021 (Unaudited)

(In millions of won)	Notes	2022		2021
Income taxes refund (paid)			(141,419)	190,594
Interest received			2,467,608	1,988,788
Interest paid			(1,454,056)	(1,356,846)
Dividends received			500,896	646,459

Net cash used in operating activities		~~W~~	(1,452,216)	(4,083,094)

Cash flows from investing activities
Net increase of securities measured at FVTPL		~~W~~	(1,097,551)	(1,044,527)
Disposal of securities measured at FVOCI	6		7,407,158	20,308,243
Acquisition of securities measured at FVOCI	6		(10,058,190)	(19,575,204)
Redemption of securities measured at amortized cost	7		772,000	170,000
Acquisition of securities measured at amortized cost	7		(1,507,687)	(1,804,677)
Disposal of property and equipment	12		70,375	9,518
Acquisition of property and equipment	12		(6,825)	(16,611)
Acquisition of intangible assets	14		(4,519)	(5,945)
Disposal of investments in subsidiaries and associates			1,648,264	395,129
Acquisition of investments in subsidiaries and associates			(616,286)	(305,758)
Disposal of assets held for sale			—	9,200

Net cash used in investing activities			(3,393,261)	(1,860,632)
Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			115,000	50,000
Decrease of financial liabilities measured at FVTPL			(127,241)	(36,452)
Proceeds from borrowings			22,119,602	20,352,814
Repayment of borrowings			(19,859,656)	(18,280,199)
Proceeds from issuance of debentures			63,428,658	62,262,832
Repayment of debentures			(57,457,696)	(57,069,434)
Decrease in lease liabilities	23		(11,756)	(11,492)
Dividends			(833,089)	(209,638)
Paid in capital increase			390,115	1,115,442

Net cash provided by financing activities			7,763,937	8,173,873
Effects from changes in foreign currency exchange rate for cash and cash equivalents held			204,645	100,705
Net increase in cash and cash equivalents			3,123,105	2,330,852
Cash and cash equivalents at beginning of the period			5,066,135	5,729,194

Cash and cash equivalents at end of the period	43	~~W~~	8,189,240	8,060,046

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~22,278,559 million with 4,455,711,768 shares of issued and outstanding as of June 30, 2022 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2022 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	60	11	7	7	86

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2022 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2022. The nature and the impact of each new standard or amendment are described below:

Amendments to K-IFRS 1103 ‘Business Combination’ – Reference to the Conceptual Framework

The amendments update a reference of definition of assets and liabilities to qualify for recognition in revised Conceptual Framework for Financial Reporting. However, the amendments add an exception for the recognition of liabilities and contingent liabilities within the scope of K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’, and K-IFRS 2121 ‘Levies’. The amendments also confirm that contingent assets should not be recognized at the acquisition date. The amendment does not have a significant impact on the separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

2. Basis of Preparation

Amendments to K-IFRS 1016 ‘Property, Plant and Equipment’ – Proceeds before intended use

The amendments prohibit an entity from deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced while the entity is preparing the asset for its intended use. Instead, the entity will recognize and disclose the proceeds from selling such items, and the costs of producing those items, as profit or loss. The amendment does not have a significant impact on the separate financial statements.

Amendments to K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ – Onerous Contracts: Cost of Fulfilling a Contract

The amendments clarify that the direct costs of fulfilling a contract include both the incremental costs of fulfilling the contract and an allocation of other costs directly related to fulfilling contracts when assessing whether the contract is onerous. The amendment does not have a significant impact on the separate financial statements.

Amendments to K- IFRS 1116 ‘Lease’ – Covid-19-Related Rent Concessions etc. beyond June 30, 2021

The application of the practical expedient, a lessee may elect not to assess whether a rent concession occurring as a direct consequence of the COVID-19 pandemic is a lease modification, is extended to lease payments originally due on or before 30 June 2022. A lessee shall apply the practical expedient consistently to eligible contracts with similar characteristics and in similar circumstances. The amendment does not have a significant impact on the separate financial statements.

Annual improvements to K-IFRS 2018-2020

The amendments related to the annual improvements to K-IFRS 2018-2020 do not have a significant impact on the separate financial statements.

•	K-IFRS 1109 ‘Financial Instruments’ – Fees related to the 10% test for derecognition of financial liabilities The amendment clarifies that in applying the ‘10 per cent’ test to assess whether to derecognise a financial liability, an entity includes only fees paid or received between the entity (the borrower) and the lender, including fees paid or received by either the entity or the lender on the other’s behalf.

•	K-IFRS 1101 ‘First time Adoption of Korean International Financial Reporting Standards’ – Subsidiaries that are first-time adopters

•	K-IFRS 1116 ‘Leases’ – Lease incentives

•	K-IFRS 1041 ‘Agriculture’ – Measuring fair value

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

2. Basis of Preparation

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2022, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Amendments to K-IFRS 1001 ‘Presentation of Financial Statements’ – Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the management’s expectations thereof. Also, the settlement of liability includes the transfer of the entity’s own equity instruments; however, it would be excluded if an option to settle the liability by the transfer of the entity’s own equity instruments is recognized separately from the liability as an equity component of a compound financial instrument. The amendments should be applied for annual periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Amendments to Korean IFRS No.1001 Presentation of Financial Statements

The amendments require an entity to define and disclose their material accounting policy information. IFRS Practice Statement 2 Making Materiality Judgements was amended to explain and demonstrate how to apply the concept of materiality. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Amendments to Korean IFRS No.1008 Accounting Policies, Changes in Accounting Estimates and Errors

The amendments introduce the definition of accounting estimates and clarify how to distinguish changes in accounting estimates from changes in accounting policies. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Amendments to Korean IFRS No.1012 Income Taxes – Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction

The amendments narrow the scope of the deferred tax recognition exemption so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

2. Basis of Preparation

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

2. Basis of Preparation

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

The pandemic of COVID-19 in 2022 has a negative impact on the global economy despite of the Korean government’s financial and economic stabilization packages. It may have a negative impact on the financial position and financial performance of the Bank due to the increase of the expected credit losses on specific portfolios and the potential losses on financial assets. The detail of credit risk exposures by industry affected by the pandemic of COVID-19 as of June 30, 2022 is disclosed in Note 49. (2) and the exposures by industries could be changed according to economic fluctuations.

Taking these circumstances into account comprehensively, the Bank recalculated the forward-looking information used to estimate the expected credit loss in accordance with K-IFRS 1109 ‘Financial Instruments’ as of June 30, 2022. During the six-month period since the end of the previous year, there have been changes in the forward-looking information that affects expected credit losses, and it is predicted that major economic factors such as the unemployment rate and economic growth rate will deteriorate due to the impact of COVID-19. To reflect these changes, the Bank recalculated the forward-looking information by means of increasing the probability of recession used in generating future economic scenarios and will continue to monitor the forward-looking information on a quarterly basis.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities.

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee.

Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting. The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the separate statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

(sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income. After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income.

When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Hedges of net investments in foreign operations

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

(ii) Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell. The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

(iii) Retirement benefits: defined benefit plans

The Bank classifies all the pensions as defined benefit plans except defined contribution plans. The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

3. Significant Accounting Policies, Continued

period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

4. Cash and Due from Banks, Continued

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Cash	~~W~~	61,531	55,083
Due from banks in Korean won:
Due from Bank of Korea		3,844,269	5,673,412
Other due from banks in Korean won		359,264	334,272

		4,203,533	6,007,684
Due from banks in foreign currencies / off-shores		7,620,758	5,913,000

	~~W~~	11,885,822	11,975,767

(2)	Restricted due from banks as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Reserve deposit	~~W~~	3,378,018	4,387,441
Deposit of monetary stabilization account		900,000	1,500,000
Others		463,786	518,886

	~~W~~	4,741,804	6,406,327

5. Securities Measured at FVTPL

(1)	Details of securities measured at fair value through profit or loss as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	1,326,623	1,204,572
Equity investments		—	589,461	676,175
Beneficiary certificates		—	6,865,649	7,184,440
Government and public bonds		773,000	707,311	658,924
Financial bonds		363,000	360,436	359,555
Others		30,470	30,515	30,357

		1,166,470	9,879,995	10,114,023
Securities denominated in foreign currencies/off-shores:
Equity investments		—	55,044	89,770
Beneficiary certificates		—	954,531	900,410
Debt securities		—	—	—

		—	1,009,575	990,180

	~~W~~	1,166,470	10,889,570	11,104,203

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

5. Securities Measured at FVTPL, Continued

	December 31, 2021
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	1,011,501	884,330
Equity investments		—	451,937	490,230
Beneficiary certificates		—	6,559,758	6,835,319
Government and public bonds		632,000	605,809	606,007
Financial bonds		165,000	164,048	163,787
Others		50,470	50,659	50,436

		847,470	8,843,712	9,030,109
Securities denominated in foreign currencies/off-shores:
Equity investments		—	37,157	62,286
Beneficiary certificates		—	671,071	673,050
Debt securities		53,348	52,985	53,366

		53,348	761,213	788,702

	~~W~~	900,818	9,604,925	9,818,811

(2)	Securities measured at fair value through profit or loss with disposal restrictions as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund Co., Ltd.	34,066	~~W~~	28,873	Undecided
Shinhan Metal Co., Ltd.	7,692		—	Until December 31, 2022

	41,758	~~W~~	28,873

	December 31, 2021
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund Co., Ltd.	34,066	~~W~~	47,647	Undecided
Shinhan Metal Co., Ltd.	7,692		—	Until December 31, 2022

	41,758	~~W~~	47,647

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	10,254,416	10,706,715
Government and public bonds		2,435,000	2,421,382	2,372,273
Financial bonds		2,970,000	2,955,965	2,930,278
Corporate bonds		7,975,134	7,974,712	7,687,474
Others		1,957,849	1,957,849	7,204,924

		15,337,983	25,564,324	30,901,664
Securities denominated in foreign currencies/off-shores:
Equity securities		—	8,338	7,557
Debt securities		9,080,138	9,304,151	8,517,231

		9,080,138	9,312,489	8,524,788
Loaned securities:
Loaned securities		130,000	127,175	123,287

	~~W~~	24,548,121	35,003,988	39,549,739

	December 31, 2021
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	10,202,849	10,473,759
Government and public bonds		1,160,000	1,158,713	1,157,222
Financial bonds		1,820,000	1,820,839	1,817,298
Corporate bonds		8,444,966	8,445,272	8,343,980
Others		2,137,849	2,137,850	8,399,919

		13,562,815	23,765,523	30,192,178
Securities denominated in foreign currencies/off-shores:
Equity securities		—	7,594	6,955
Debt securities		7,179,340	7,393,555	7,258,363

		7,179,340	7,401,149	7,265,318

Loaned securities:
Debt securities		420,000	416,002	417,640

	~~W~~	21,162,155	31,582,674	37,875,136

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the six-month periods ended June 30, 2022 and 2021 and ~~W~~107,986 million of gain and ~~W~~20,729 million of gain, respectively, which are directly recognized in retained earnings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

6. Securities Measured at FVOCI, Continued

(2)	Changes in securities measured at FVOCI for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	37,875,136	34,141,325
Acquisition		10,058,190	19,575,204
Disposal		(7,325,468)	(20,294,995)
Change due to amortization		(9,565)	(22,899)
Change in fair value		(1,701,035)	8,333,060
Reclassification		9,268	—
Foreign exchange differences		642,166	197,447
Others(*)		1,047	81,364

Ending balance	~~W~~	39,549,739	42,010,506

(*)

For the six-month period ended June 30, 2022, others represent the increase in securities measured at FVOCI including ordinary shares of TETOS CO., LTD. and others acquired through exercise of stock warrants of the privately placed corporate bonds and shares of BUWON INDUSTRIAL CO., LTD. and EN TECHNOLOGIES INC. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act. For the six-month period ended June 30, 2021, others represent the increase in securities measured at FVOCI including shares of DAE SUN SHIPBUILDING & ENGINEERING CO., LTD., HEUNG-A SHIPPING CO., LTD. and others acquired in accordance with the workout plan decided by the Council of Financial Creditors and shares of Woongjin Energy Co., Ltd. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act.

(3)	Securities measured at FVOCI with disposal restrictions in securities measured at FVOCI as of June 30, 2022 and December 31, 2021 are as follows:

Company	June 30, 2022
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	172,241	Undecided
High Gain Antenna Co., Ltd.	18,138		285	Undecided
Heung-A Shipping Co., Ltd.	3,019,800		8,788	Until July 11, 2022
TAESUNG CO., LTD.	794,443		2,240	Until July 29, 2022
K Shipbuilding Co., Ltd.	1,115,242		—	Until August 3, 2022
WOOJEON CO., LTD.	591,118		1	Until November 12, 2022
Kumho Tire Co., Inc.	21,339,320		90,052	Until July 6, 2023(*)
TETOS CO., LTD.	375,000		1,012	Until one month from listing date

	27,366,111	~~W~~	274,619

(*)	From July 6, 2021, 50% of the shares may be sold every year.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

6. Securities Measured at FVOCI, Continued

Company(*1)	December 31, 2021
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	176,628	Undecided
High Gain Antenna Co., Ltd.	18,138		273	Undecided
DNGV., Co. Ltd.(*2)	500,000		1	Undecided
HEUNG-A SHIPPING CO., LTD.	3,019,800		8,153	Until July 11, 2022
K Shipbuilding Co., Ltd.	1,115,242		1,258	Until August 3, 2022
WOOJEON CO., LTD.	591,118		1	Until November 12, 2022
Kumho Tire Co., Inc.	21,339,320		98,374	Until July 6, 2023(*3)
POSCO Plantec Co., Ltd.	1,838,744		1,806	Until December 31, 2023 or listing date

	28,535,412	~~W~~	286,494

(*1)	For the year ended December 31, 2021, shares of Taihan Electric Wire Co., Ltd., CREA IN Co., Ltd. held as of December 31, 2020 have been sold.
(*2)	For the year ended December 31, 2021, the name of Engine Tech Co., Ltd. has been changed to DNGV., Co. Ltd.
(*3)	From July 6, 2021, 50% of the shares may be sold every year.

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	11,661	3,120	71,668	86,449
Transfer to 12-month expected credit loss		156	(156)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(2,185)	2,185	—	—
Provision for loss allowance		829	334	439	1,602
Disposal		(371)	—	—	(371)
Foreign currency translation and others		1,820	(1,156)	983	1,647

Ending balance	~~W~~	11,910	4,327	73,090	89,327

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

6. Securities Measured at FVOCI, Continued

	2021
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	9,671	1,209	70,398	81,278
Transfer to 12-month expected credit loss		76	(76)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(1,895)	1,895	—	—
Provision for loss allowance		1,292	1,290	345	2,927
Disposal		(542)	—	—	(542)
Foreign currency translation and others		1,585	(1,238)	196	543

Ending balance	~~W~~	10,187	3,080	70,939	84,206

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	1,631,750	1,631,750
Financial bonds		1,713,729	1,713,669
Corporate bonds		360,104	360,014

		3,705,583	3,705,433
Less: loss allowance		(150)

	~~W~~	3,705,433	3,705,433

	December 31, 2021
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	1,437,496	1,437,496
Financial bonds		1,079,249	1,079,204
Corporate bonds		452,290	452,177

		2,969,035	2,968,877
Less: loss allowance		(158)

	~~W~~	2,968,877	2,968,877

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

7. Securities Measured at Amortized Cost, Continued

(2)	Changes in securities measured at amortized cost for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	2,968,877	785,264
Acquisition		1,507,687	1,804,677
Redemption		(772,000)	(170,000)
Change due to amortization		861	(2,718)
Impairment loss		—	(89)
Reversal of impairment losses		8	—

Ending balance	~~W~~	3,705,433	2,417,134

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022			December 31, 2021
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean won:
Privately placed corporate bonds	~~W~~	475,075	572,619	471,645	644,412

(2)	Gains (losses) related to loans measured at FVTPL for the six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Transaction gains (losses) on loans measured at FVTPL:
Transaction gains	~~W~~	76	1,035	1,820,467	1,832,631
Transaction losses		(1,557)	(3,189)	(3,494)	(4,461)

		(1,481)	(2,154)	1,816,973	1,828,170
Valuation gains (losses) on loans measured at FVTPL:
Valuation gains		(10,343)	5,591	(830,230)	121,556
Valuation losses		(73,347)	(78,660)	(1,111)	(4,899)

		(83,690)	(73,069)	(831,341)	116,657

	~~W~~	(85,171)	(75,223)	985,632	1,944,827

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022			December 31, 2021
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	68,102,296	66,630,613	64,913,903	63,346,107
Loans for facility development		58,640,523	56,704,959	56,414,412	55,263,451
Loans for households		190,940	182,185	206,579	204,895
Inter-bank loans		2,894,520	2,544,411	2,827,972	2,639,400

		129,828,279	126,062,168	124,362,866	121,453,853
Loans in foreign currencies:
Loans		24,518,823	24,230,490	22,276,205	21,974,270
Inter-bank loans		2,280,511	2,276,338	2,391,409	2,390,650
Off-shore loans		18,224,870	17,702,175	16,990,941	16,581,263

		45,024,204	44,209,003	41,658,555	40,946,183
Other loans:
Bills bought in foreign currency		3,411,104	3,386,162	2,581,399	2,579,637
Advances for customers on acceptances and guarantees		5,820	559	17,416	7,068
Privately placed corporate bonds		1,592,621	1,557,875	1,039,406	1,022,432
Others		7,658,906	7,475,991	5,257,538	5,130,169

		12,668,451	12,420,587	8,895,759	8,739,306

		187,520,934	182,691,758	174,917,180	171,139,342

Less:
Loss allowance for loan		(3,796,905)		(4,154,330)
Present value discount		(17,007)		(15,881)
Deferred loan origination costs and fees		19,179		16,425

	~~W~~	183,726,201		170,763,394

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	342,959	2,242,499	1,568,872	4,154,330
Transfer to 12-month expected credit loss		17,392	(17,075)	(317)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(188,032)	207,437	(19,405)	—
Transfer to credit-impaired		(33,567)	(137,812)	171,379	—
Provision for (reversal of) loss allowance		132,039	(70,240)	91,472	153,271
Write-offs		—	—	(92,696)	(92,696)
Recovery		—	—	19,970	19,970
Disposal		—	—	(148,282)	(148,282)
Debt-to-equity swap		—	—	(363,719)	(363,719)
Foreign currency translation		4,910	(21,366)	87,285	70,829
Other		586	3,500	(884)	3,202

Ending balance	~~W~~	276,287	2,206,943	1,313,675	3,796,905

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	640,094	1,398,461	1,737,936	3,776,491
Transfer to 12-month expected credit loss		7,761	(7,761)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(602,527)	602,583	(56)	—
Transfer to credit-impaired		(152,782)	(241,699)	394,481	—
Provision for loss allowance		393,374	421,122	114,110	928,606
Write-offs		—	—	(20,000)	(20,000)
Recovery		—	—	38,992	38,992
Disposal		—	—	(195,323)	(195,323)
Debt-to-equity swap		—	—	(118,676)	(118,676)
Foreign currency translation		2,252	19,747	9,561	31,560
Other		(2,199)	19,566	15,323	32,690

Ending balance	~~W~~	285,973	2,212,019	1,976,348	4,474,340

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loan allowance for loan	~~W~~	(497,671)	(153,271)	(838,872)	(928,606)
Gains on disposal of loan		21,516	21,516	4,129	32,525

	~~W~~	(476,155)	(131,755)	(834,743)	(896,081)

(4)	Changes in net deferred loan origination costs and fees for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	16,425	9,003
New deferrals		9,011	11,060
Amortization		(6,257)	(7,278)

Ending balance	~~W~~	19,179	12,785

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate:
Futures	~~W~~	—	1,148,708	—	—
Swaps		289,301,359	289,301,359	1,193,566	1,471,130
Options		8,297,704	15,166,361	456,114	507,869

		297,599,063	305,616,428	1,649,680	1,978,999
Currency:
Futures		19,394	—	—	—
Forwards		78,177,495	58,750,500	4,045,588	2,590,250
Swaps		62,256,626	78,242,306	5,820,050	7,932,659
Options		424,272	427,603	7,934	4,981

		140,877,787	137,420,409	9,873,572	10,527,890
Stock:
Options		98,429	703,136	14,007	393
Allowance and other adjustments		—	—	(205,294)	(1,810)

		438,575,279	443,739,973	11,331,965	12,505,472
Hedging purpose derivative financial instruments:
Interest rate(*):
Swaps		28,172,682	28,172,682	59,039	380,241
Currency:
Swaps		11,682,097	11,922,605	122,388	663,579
Allowance and other adjustments		—	—	(37)	(4,005)

		39,854,779	40,095,287	181,390	1,039,815

	~~W~~	478,430,058	483,835,260	11,513,355	13,545,287

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2021
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate:
Futures	~~W~~	—	702,640	—	—
Swaps		244,579,384	244,578,686	864,321	488,956
Options		8,369,912	14,664,094	305,022	377,850

		252,949,296	259,945,420	1,169,343	866,806

Currency:
Futures		17,783	—	—	—
Forwards		68,100,960	53,060,246	1,771,579	1,134,731
Swaps		57,834,161	70,349,339	1,919,679	2,499,896
Options		377,494	375,834	889	578

		126,330,398	123,785,419	3,692,147	3,635,205

Stock:
Options		53,753	50,736	10,068	221
Allowance and other adjustments		—	—	(94,686)	(854)

		379,333,447	383,781,575	4,776,872	4,501,378

Hedging purpose derivative financial instruments:
Interest rate(*):
Swaps		23,795,059	23,795,059	330,758	45,989
Currency:
Swaps		9,073,004	9,076,498	198,077	214,502
Allowance and other adjustments		—	—	(135)	(4,028)

		32,868,063	32,871,557	528,700	256,463

	~~W~~	412,201,510	416,653,132	5,305,572	4,757,841

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	75,076	846,850	3,277,118	20,279,694	3,693,944	28,172,682
Currency:
Notional amounts outstanding	~~W~~	249,758	483,258	2,899,669	6,786,103	1,263,309	11,682,097

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	224,896	1,271,477	1,279,617	17,395,158	3,623,911	23,795,059
Currency:
Notional amounts outstanding	~~W~~	—	17,178	2,412,941	5,159,516	1,483,369	9,073,004

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Notional amounts			Balances		Changes in fair value for the period
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	90,503	90,503	—	—	4,308
Fair value hedge accounting:
Interest rate risk:
Swaps		28,082,179	28,082,179	59,039	380,241	(1,201,530)
Currency risk:
Swaps		11,682,097	11,922,605	122,388	663,579	(586,871)

		39,764,276	40,004,784	181,427	1,043,820	(1,788,401)

	~~W~~	39,854,779	40,095,287	181,427	1,043,820	(1,784,093)

	December 31, 2021
	Notional amounts			Balances		Changes in fair value for 2021
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	82,985	82,985	—	—	2,035
Fair value hedge accounting:
Interest rate risk:
Swaps		23,712,074	23,712,074	330,758	45,989	(599,697)
Currency risk:
Swaps		9,073,004	9,076,498	198,077	214,502	(494,535)

		32,785,078	32,788,572	528,835	260,491	(1,094,232)

	~~W~~	32,868,063	32,871,557	528,835	260,491	(1,092,197)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Carrying amounts			Change in value of the hedged item		Changes in fair value for the period	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	90,503	—	—	—	6,163
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		3,388,722	—	(263,437)	—	(224,795)	—
Debt debentures		—	23,805,187	—	(1,424,007)	1,424,137	—
Other liabilities (Deposits, etc.)		—	116,301	—	(12,989)	16,308	—

		3,388,722	23,921,488	(263,437)	(1,436,996)	1,215,650	—
Currency risk:
Debt debentures		—	11,311,672	—	412,381	586,229	—

		3,388,722	35,233,160	(263,437)	(1,024,615)	1,801,879	—

	~~W~~	3,388,722	35,323,663	(263,437)	(1,024,615)	1,801,879	6,163

	December 31, 2021
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2021	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	82,985	—	—	—	1,930
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		2,779,027	—	(125,411)	—	(52,225)	—
Debt debentures		—	21,621,572	—	(2,068)	643,184	—
Other liabilities (Deposits, etc.)		—	121,593	—	3,043	9,589	—

		2,779,027	21,743,165	(125,411)	975	600,548	—
Currency risk:
Debt debentures		—	9,012,029	—	170,860	504,818	—

		2,779,027	30,755,194	(125,411)	171,835	1,105,366	—

	~~W~~	2,779,027	30,838,179	(125,411)	171,835	1,105,366	1,930

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Interest rate risk	~~W~~	14,120	1,313
Currency risk		(642)	4,510

	~~W~~	13,478	5,823

(6)

The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month periods ended June 30, 2022 and 2021 is as follows:

	2022
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~	4,233	75	—

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2021
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~	906	56	—

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of net investments in foreign operations for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	91,386	(120,507)

	2021
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	78,095	(29,120)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Carrying amount		Changes in fair value for the period	Change in the value of the hedging instrument recognized in other comprehensive income for the period	Hedge ineffectiveness recognized in profit or loss for the period
Debentures in foreign currencies	~~W~~	1,149,620	(91,386)	(91,386)	—

	December 31, 2021
	Carrying amount		Changes in fair value for 2021	Change in the value of the hedging instrument recognized in other comprehensive income for 2021	Hedge ineffectiveness recognized in profit or loss for 2021
Debentures in foreign currencies	~~W~~	1,006,263	(78,095)	(78,095)	—

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Subsidiaries:
KDB Asia Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd.(*1)		127,491	137,452
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.(*2)		41,655	36,234
KDB Indonesia Ltd.		85,288	85,288
KDB Silicon Valley LLC		118,615	118,615
KDB OCCASIO II, L.P.		22,304	—
KDB Synergy, L.P.		19,872	—
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Capital Corporation		597,290	597,290
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*3)		1,430,431	—
Daehan Shipbuilding Co., Ltd.(*4)		598	—
Korea BTL Financing 1		136,007	142,782
Korea Railroad Financing 1		81,652	84,553
Korea Education Financing		43,143	45,553
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
KDB Investment PEF No.1(*5)		—	1,448,893
KDB Consus Value PEF(*6)		178,234	157,388
KDB Sigma PEF II(*7)		—	—
KDB-IAP OBOR PEF(*8)		—	—
KDB Asia PEF		73,768	62,597
KDB Small Medium Mezzanine PEF		49,540	49,540
Corporate Liquidity Assistance Agency Co., Ltd.		1,000,000	1,000,000

		4,537,464	4,497,761

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	June 30, 2022		December 31, 2021
Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		212,955	212,991
Korea Ocean Business Corporation		631,777	631,777
Korea Real Estate Board		58,492	58,492
HMM Co., Ltd.		2,736,835	2,736,835
GM Korea Company(*9)		365,552	382,736
HANJIN KAL		500,000	500,000
Korean Airlines CO., LTD.		330,477	—
Shinbundang Railroad Co., Ltd.(*10)		—	30,999
Troika Resources Investment PEF(*11)		2,397	2,304
Others(*12)		2,467,635	2,397,814

		24,564,473	24,212,301

	~~W~~	29,101,937	28,710,062

(*1)

For the year ended June 30, 2022, the Bank recognized ~~W~~9,960 million of impairment losses considering decrease in value in use due to the decline in expected cash flows from the shares held by the Bank, while for the year ended December 31, 2021, the Bank recognized ~~W~~7,207 million of impairment losses.

(*2)

For the year ended June 30, 2022, the Bank recognized ~~W~~5,420 million of reversal of impairment losses considering increase in value in use due to enhancement of expected cash flows from the shares held by the Bank, while for the year ended December 31, 2021, the Bank recognized ~~W~~4,965 million of impairment losses.

(*3)

The Bank and Hyundai Heavy Industries Co., Ltd. (“Hyundai Heavy Industries”) made the investment contract (hereinafter, “the contract”) with an investment in kind on March 8, 2019. For the period ended June 30, 2022, the European Commission did not approve the merger between Korea Shipbuilding & Marine Engineering Co., Ltd. and Daewoo Shipbuilding & Marine Engineering on January 13, 2022. As a result of the disapproval, the contract’s precondition including governmental permission of different countries was not satisfied and the Bank and Korea Shipbuilding & Marine Engineering Co., Ltd. cancelled this contract on March 8, 2022. The Bank’s shares of Daewoo Shipbuilding & Marine Engineering Co., Ltd. were transferred from assets held for sale to investments in subsidiaries and the Bank recognized ~~W~~59,380 million of reversal of impairment losses.

(*4)

The Daehan Shipbuilding Co., Ltd. (“Daehan Shipbuilding”) and KHI consortium made the investment contract (hereinafter, “the contract”) for paid-in capital increase on May 20, 2022 for the purpose for KHI consortium’s acquiring the status of a major shareholder of Daehan Shipbuilding. In order to smoothly transfer the status of major shareholder from the Bank to KHI consortium, the bank converted equity of Daehan Shipbuilding Co., Ltd. for the periods ended June 30, 2022. As the event after the reporting period, KHI consortium’s payment of the shares was completed on August 31, 2022.

(*5)

For the period ended June 30, 2022, the sale of Daewoo Engineering & Construction Co., Ltd., the Bank’s sub-subsidiary, was completed and the carrying amount of KDB Investment PEF No.1 decreased through reduction of paid-in capital. The Bank recognized ~~W~~444,642 million of impairment losses for the year ended December 31, 2021 based on the expected cash flows distributed to the Bank through the disposal of Daewoo Engineering & Construction Co., Ltd.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*6)

For the period ended June 30, 2022, the Bank recognized ~~W~~20,847 million of reversal of impairment losses considering increase in value in use due to enhancement of expected cash flows from the shares held by the Bank. The Bank cancelled the agreement of purchase and sale of shares with JC Partners in April 2022 due to the expiration of the transaction closing date.

(*7)	For the year ended December 31, 2021, the book value of KDB Sigma PEF II decreased due to the capital reduction with compensation.
(*8)

The Bank recognized ~~W~~6,086 million of impairment losses for the year ended December 31, 2021, respectively, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.

(*9)

For the year ended June 30, 2022, the Bank recognized ~~W~~17,184 million of impairment losses considering decrease in value in use due to deterioration of operating cash flows, while for the year ended December 31, 2021 the Bank recognized ~~W~~54,194 million of reversal of impairment losses.

(*10)	For the period ended June 30, 2022, the investee was excluded from the Bank’s associates.
(*11)

For the period ended June 30, 2022, the Bank recognized ~~W~~93 million of reversal of impairment losses, considering increase in recoverable amount due to improvement of expected cash flows. For the year ended December 31, 2021, the Bank recognized ~~W~~32 million of impairment losses.

(*12)

The Bank recognized ~~W~~13,481 million of impairment losses for AJU PRIVATE EQUITY FUND NO.2 and 14 other companies for the year ended June 30, 2022. The Bank recognized ~~W~~16,461 million of impairment losses for AJU PRIVATE EQUITY FUND NO.2 and 19 other companies for the year ended December 31, 2020.

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2022 and December 31, 2021 are as follows:

	Market value			Carrying amounts
	June 30, 2022		December 31, 2021	June 30, 2022	December 31, 2021
Korea Electric Power Co., Ltd.	~~W~~	4,763,355	4,668,299	16,921,067	16,921,067
HMM Co., Ltd.		2,489,503	2,722,261	2,736,835	2,736,835
HANJIN KAL		436,441	433,616	500,000	500,000
Korean Airlines CO., LTD.		308,446	—	330,477	—
KG Dongbu Steel Co., Ltd.		—	15,966	—	9,268
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,433,717	—	1,430,431	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	3,972,160	3,343,011	629,149	103,768	33,178	72,914	100
KDB Bank Europe Ltd.	Hungary	December	Finance		1,142,594	1,027,497	115,097	31,680	4,944	(4,329)	100
KDB Ireland Ltd.	Ireland	December	Finance		842,404	720,891	121,513	23,373	2,227	8,622	100
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		996,697	896,395	100,302	20,701	9,129	17,488	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		397,869	323,383	74,486	39,673	2,504	13,147	100
KDB Indonesia Ltd.	Indonesia	December	Finance		125,192	32,692	92,500	5,914	2,193	6,384	84.65
KDB Silicon Valley LLC	USA	December	Finance		129,491	1,661	127,830	482	(798)	(798)	100
KDB OCCASIO II, L.P.	Cayman Islands	December	Financial investment		37,606	9,151	28,455	73	(687)	(687)	90
KDB Synergy, L.P.	Cayman Islands	December	Financial investment		20,443	30	20,413	—	(213)	(213)	100
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		12,022,459	10,474,078	1,548,381	2,429,505	(667,880)	(669,202)	55.68
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		272,284	265,876	6,408	54,565	(6,993)	(6,993)	100
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		764,780	726,848	37,932	407,075	(6,967)	(6,967)	95.93
KDB Capital Corporation	Korea	December	Specialized Credit Finance		8,795,836	7,487,201	1,308,635	288,469	76,736	(6,328)	99.92
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment		344,205	223	343,982	6,092	4,603	4,603	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment		163,835	7	163,828	3,594	(6,328)	(6,328)	50
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment		103,631	6	103,625	11,539	11,421	11,421	50
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		59,072	8,600	50,472	18,991	9,272	9,272	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		151,455	18,971	132,484	79,627	53,704	53,704	100
KDB Biz Co., Ltd.	Korea	December	Services		8,450	4,365	4,085	13,876	1,061	1,047	100
KDB Investment PEF No.1	Korea	December	Financial investment		110	—	110	332	55,134	323,365	99.40
KDB Consus Value PEF	Korea	December	Financial investment		19,314,145	20,003,138	(688,993)	2,396,236	484,652	(682,540)	68.20
KDB Sigma PEF II	Korea	December	Financial investment		602	14	588	4	(29)	(29)	60
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment		60,030	60,761	(731)	—	(500)	(542)	33.52
KDB Asia PEF(*3)	Korea	December	Financial investment		172,151	155	171,996	—	(766)	18,998	50
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		105,156	142	105,014	581	(98)	(98)	66.67
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		3,704,566	2,650,300	1,054,266	46,041	21,929	21,929	100

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	June 30, 2022
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Components and Materials M&A PEF	Korea	December	Financial investment	761	—	761	5,748	5,737	(8)	83.33
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	221,222,507	165,798,785	55,423,722	31,992,105	(10,790,049)	(9,954,640)	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,125,286	332,751	792,535	279,076	(15,693)	(15,707)	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	852,263	58,457	793,806	30,725	21,261	21,261	26.67
Korea Ocean Business Corporation	Korea	December	Finance	15,925,842	6,111,223	9,814,619	125,261	430,013	619,611	22.11
Korea Real Estate Board	Korea	December	Appraisal	310,245	81,057	229,188	104,504	10,746	10,548	30.60
GM Korea Company(*4)	Korea	December	Manufacturing	5,683,409	4,227,780	1,455,629	3,772,841	(54,877)	(54,877)	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	25,177,198	7,892,004	17,285,194	9,952,704	6,604,730	7,255,032	20.69
HANJIN KAL(*4)	Korea	December	Holding company	3,969,164	1,605,562	2,363,602	86,242	665,290	654,122	10.58
Korean Airlines CO.,LTD(*4)	Korea	December	Air passenger transportation	28,754,616	20,865,324	7,889,292	6,305,677	980,907	944,373	3.31
Troika Resources Investment PEF(*5)	Korea	December	Financial investment	5,917	1,532	4,385	176	57	57	54.94

	December 31, 2021
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	3,958,732	3,402,497	556,235	130,854	42,651	84,868	100
KDB Bank Europe Ltd.	Hungary	December	Finance		1,113,228	993,801	119,427	46,211	4,333	8,031	100
KDB Ireland Ltd.	Ireland	December	Finance		698,808	585,918	112,890	22,318	5,156	13,790	100
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		838,100	755,286	82,814	28,400	10,340	16,928	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		369,396	308,057	61,339	49,441	1,649	2,773	100
KDB Indonesia Ltd.	Indonesia	December	Finance		116,553	30,437	86,116	9,137	169	2,657	84.65
KDB Silicon Valley LLC	USA	December	Finance		119,648	1,669	117,979	24	(552)	(552)	100
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		10,623,210	8,405,627	2,217,583	4,486,586	(1,699,829)	(1,650,289)	55.68
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		253,430	240,028	13,402	87,589	(9,176)	(8,939)	100
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		701,881	991,844	(289,963)	763,270	(136,391)	(135,624)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		7,513,809	6,217,165	1,296,644	555,801	232,376	183,742	99.92
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment		361,684	237	361,447	12,709	10,819	10,819	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment		178,399	110	178,289	7,172	3,806	3,806	50

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2021
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment	98,376	6	98,370	3,877	2,039	2,039	50
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management	68,612	11,373	57,239	37,483	18,851	18,936	84.16
KDB Investment Co., Ltd.	Korea	December	Finance	81,468	2,687	78,781	10,535	4,084	4,177	100
KDB Biz Co., Ltd.	Korea	December	Services	7,478	4,441	3,037	25,580	260	737	100
KDB Investment PEF No.1	Korea	December	Financial investment	11,017,597	8,043,123	2,974,474	—	205,231	232,737	99.40
KDB Consus Value PEF	Korea	December	Financial investment	19,680,738	19,633,413	47,325	5	14,301	(385,890)	68.20
KDB Sigma PEF II	Korea	December	Financial investment	629	12	617	39	(2,314)	(2,314)	60
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment	55,046	55,235	(189)	—	(74,212)	(70,569)	33.52
KDB Asia PEF(*3)	Korea	December	Financial investment	130,757	102	130,655	—	(2,669)	11,441	50
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment	105,256	144	105,112	81,216	69,808	70,597	66.67
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment	3,947,608	2,915,271	1,032,337	83,857	29,628	29,628	100
Components and Materials M&A PEF	Korea	December	Financial investment	793	25	768	2	(15,695)	(15,695)	83.33
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	211,108,870	145,797,021	65,311,849	60,574,819	(5,315,055)	(4,754,046)	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,130,031	312,593	817,438	465,281	(71,016)	(59,751)	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	851,153	51,177	799,976	70,165	40,891	40,891	26.67
Korea Ocean Business Corporation	Korea	December	Finance	15,040,759	5,845,062	9,195,697	5,499,512	4,187,673	4,207,691	22.11
Korea Real Estate Board	Korea	December	Appraisal	275,447	53,495	221,952	198,950	9,517	12,646	30.60
GM Korea Company(*4)	Korea	December	Manufacturing	5,013,939	3,496,897	1,517,042	6,973,860	(166,475)	(166,475)	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	17,876,100	7,517,806	10,358,294	13,794,148	5,337,056	5,696,643	20.69
HANJIN KAL(*4)	Korea	December	Holding company	3,754,742	1,930,524	1,824,218	395,278	17,234	46,260	10.66
Troika Resources Investment PEF(*5)	Korea	December	Financial investment	5,745	1,417	4,328	286	118	118	54.94
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other	637,906	1,000,785	(362,879)	100,586	(235,161)	(235,161)	10.98

(*1)

The Bank consolidates the investees which were subsidiaries of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as the Bank has had control over the investees through the commencement of the administrative proceeding since the past.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*2)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*3)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*4)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.
(*5)	Although the Bank’s shareholding in Troika Resources Investment PEF is above 50%, the Bank as joint managing member does not have the ability to direct the relevant activities unilaterally.
(*6)

For the year ended December 31, 2021, the shareholding is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises a significant influence over the associate. For the period ended June 30, 2022, the investee was excluded from the Bank’s associates due to the decrease of significant influence over the associate through the disposal of the related subsidiaries.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	January 1, 2022		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2022
Acquisition cost:
Land	~~W~~	302,959	—	(55)	(903)	—	302,001
Buildings and structures		628,393	783	(1,979)	(1,254)	—	625,943
Leasehold improvements		40,637	2,308	(96)	473	80	43,402
Vehicles		769	—	—	—	39	808
Equipment		59,812	1,237	(2,350)	—	157	58,856
Construction in progress		34	738	—	(772)	—	—
Right-of-use assets (Real estate)		162,089	35,825	(85,641)	—	4,875	117,148
Right-of-use assets (Vehicles)		7,447	1,328	(2,081)	—	54	6,748
Right-of-use assets (Others)		29	15	(29)	—	—	15
Others		154,052	1,759	(248)	—	257	155,820

		1,356,221	43,993	(92,479)	(2,456)	5,462	1,310,741
Accumulated depreciation:
Buildings and structures(*)		217,027	8,741	—	(577)	—	225,191
Leasehold improvements		34,621	1,523	(600)	—	(127)	35,417
Vehicles		616	34	—	—	27	677
Equipment(*)		45,395	2,250	(2,175)	—	115	45,585
Right-of-use assets (Real estate)		48,501	14,642	(16,391)	—	1,587	48,339
Right-of-use assets (Vehicles)		4,279	1,052	(2,171)	—	38	3,198
Right-of-use assets (Others)		29	—	(29)	—	—	—
Others		128,212	7,417	(225)	—	161	135,565

		478,680	35,659	(21,591)	(577)	1,801	493,972
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	872,157	8,334	(70,888)	(1,879)	3,661	811,385

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

12. Property and Equipment, Continued

	2021
	January 1, 2021		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2021
Acquisition cost:
Land	~~W~~	305,836	—	(62)	(543)	—	305,231
Buildings and structures		600,627	2,548	(660)	(525)	—	601,990
Leasehold improvements		42,180	578	(4,525)	—	23	38,256
Vehicles		734	—	—	—	15	749
Equipment		54,528	1,385	(1,704)	—	67	54,276
Construction in progress		13,615	8,712	—	(573)	—	21,754
Right-of-use assets (Real estate)		81,203	26,163	(17,371)	—	1,365	91,360
Right-of-use assets (Vehicles)		5,989	703	(516)	—	24	6,200
Right-of-use assets (Others)		27	—	—	—	1	28
Others		179,109	3,388	(32,878)	—	105	149,724

		1,283,848	43,477	(57,716)	(1,641)	1,600	1,269,568
Accumulated depreciation:
Buildings and structures(*)		200,349	8,463	(289)	(147)	—	208,376
Leasehold improvements		36,025	1,839	(3,997)	—	(2)	33,865
Vehicles		533	31	—	—	8	572
Equipment(*)		44,197	1,527	(1,186)	—	50	44,588
Right-of-use assets (Real estate)		39,533	15,315	(13,059)	—	446	42,235
Right-of-use assets (Vehicles)		2,604	1,038	(273)	—	11	3,380
Right-of-use assets (Others)		24	4	—	—	1	29
Others		143,817	8,657	(32,614)	—	60	119,920

		467,082	36,874	(51,418)	(147)	574	452,965
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	811,382	6,603	(6,298)	(1,494)	1,026	811,219

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

13. Investment Property

Changes in investment property for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	January 1, 2022		Acquisition/ depreciation	Reclassification	June 30, 2022
Acquisition cost:
Land	~~W~~	60,593	—	903	61,496
Buildings and structures		58,388	—	1,553	59,941

		118,981	—	2,456	121,437
Accumulated depreciation:
Buildings and structures		33,146	1,116	577	34,839
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	82,860	(1,116)	1,879	83,623

	2021
	January 1, 2021		Acquisition/ depreciation	Reclassification	June 30, 2021
Acquisition cost:
Land	~~W~~	57,778	—	543	58,321
Buildings and structures		56,089	—	1,098	57,187

		113,867	—	1,641	115,508
Accumulated depreciation:
Buildings and structures		29,827	1,246	147	31,220
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	81,065	(1,246)	1,494	81,313

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~100,280 million and ~~W~~97,983 million as of June 30, 2022 and December 31, 2021, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 45.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	January 1, 2022		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2022
Development expense	~~W~~	119,775	2,053	—	(22,176)	13	99,665
Equipment usage right		472	—	—	(24)	36	484
Other deposits provided		11,922	—	—	—	13	11,935
Others		15,530	2,466	—	(4,921)	45	13,120

	~~W~~	147,699	4,519	—	(27,121)	107	125,204

	2021
	January 1, 2021		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2021
Development expense	~~W~~	155,479	2,676	—	(21,740)	5	136,420
Equipment usage right		482	—	—	(22)	16	476
Other deposits provided		11,940	—	—	—	19	11,959
Others		20,516	3,269	—	(4,861)	5	18,929

	~~W~~	188,417	5,945	—	(26,623)	45	167,784

15. Other Assets

Other assets as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Accounts receivable	~~W~~	11,345,676	3,460,334
Unsettled domestic exchange receivables		2,945,337	1,794,806
Accrued income		535,058	408,168
Guarantee deposits		310,338	217,682
Financial guarantee asset		26,825	20,127
Prepaid expenses		17,614	15,969
Advance payments		8,710	8,889
Others		12,627	29,635

		15,202,185	5,955,610
Loss allowance for other assets		(72,212)	(80,071)
Present value discount		(2,984)	(1,632)

	~~W~~	15,126,989	5,873,907

The carrying amounts of financial assets included in other assets above amounted to ~~W~~15,092,815 million and ~~W~~5,836,048 million as of June 30, 2022 and December 31, 2021, respectively, and their fair value amounted to ~~W~~15,091,875 million and ~~W~~5,835,448 million as of June 30, 2022 and December 31, 2021, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

16. Assets Held for Sale

Assets held for sale as of December 31, 2021 are as follows:

	December 31, 2021
	Acquisition cost		Fair value less costs to sell	Carrying amount	Impairment loss
Assets held for sale:
Investments in subsidiaries(*1)	~~W~~	2,244,664	1,371,052	1,371,052	258,428
Investments in associates(*2)		—	—	—	(27)

	~~W~~	2,244,664	1,371,052	1,371,052	258,401

(*1)

As the Bank and Hyundai Heavy Industries Co., Ltd. (“Hyundai Heavy Industries”) made the investment contract (hereinafter, “the contract”) with an investment in kind on March 8, 2019 and proceeded with the sale for attracting investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“Daewoo Shipbuilding & Marine Engineering”) of the Bank’s subsidiary, the Bank classified the shares of Daewoo Shipbuilding & Marine Engineering as assets held for sale. The European Commission did not approve the merger between Korea Shipbuilding & Marine Engineering Co., Ltd. and Daewoo Shipbuilding & Marine Engineering. As a result of the disapproval, the contract’s precondition including governmental permission of different countries was not satisfied and the Bank and Korea Shipbuilding & Marine Engineering Co., Ltd. cancelled this contract on March 8, 2022. For the period ended June 30, 2022, the Bank’s shares of Daewoo Shipbuilding & Marine Engineering Co., Ltd. were excluded from assets held for sale.

(*2)	For the year ended December 31, 2021, the sale of the share of Hanjin Heavy Industries & Construction Co., Ltd., the Bank’s associate, has been completed.

17. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Debentures	~~W~~	1,310,652	1,636,163
Deposits		370,461	430,981

	~~W~~	1,681,113	2,067,144

Changes in fair value of structured debentures and deposits which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures and deposits, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

17. Financial Liabilities Measured at FVTPL, Continued

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Carrying amount	~~W~~	1,681,113	2,067,144
Contractual cash flow amounts		2,128,509	2,110,955

Difference	~~W~~	(447,396)	(43,811)

18. Deposits

Deposits as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022			December 31, 2021
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	483,728	483,728	86,428	86,428
Time and savings deposits		48,211,387	48,094,507	41,041,409	41,005,081
Certificates of deposit		110,189	109,340	342,105	341,901

		48,805,304	48,687,575	41,469,942	41,433,410
Deposits in foreign currencies:
Demand deposits		1,338,387	1,338,387	1,536,950	1,536,950
Time and savings deposits		4,159,285	4,150,829	4,411,690	4,410,697
Certificates of deposit		5,444,809	5,411,915	4,341,640	4,322,711

		10,942,481	10,901,131	10,290,280	10,270,358
Off-shore deposits in foreign currencies:
Demand deposits		759,579	759,579	670,777	670,777
Certificates of deposit		342,568	342,273	361,122	360,884

		1,102,147	1,101,852	1,031,899	1,031,661

	~~W~~	60,849,932	60,690,558	52,792,121	52,735,429

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

19. Borrowings

(1)	Borrowings as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	2.76	~~W~~	4,333,289	4,309,340
Borrowings in foreign currencies	—	5.28		15,367,390	15,294,855
Off-shore borrowings in foreign currencies	—	3.36		3,204,957	3,191,391
Others	0.03	3.11		1,481,273	1,480,866

				24,386,909	24,276,452

Deferred borrowing costs				(379)

			~~W~~	24,386,530

	December 31, 2021
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.15	~~W~~	4,329,798	4,318,893
Borrowings in foreign currencies	—	5.31		13,265,326	13,260,468
Off-shore borrowings in foreign currencies	—	3.35		2,300,131	2,298,068
Others	0.01	3.29		2,168,670	2,167,736

				22,063,925	22,045,165

Deferred borrowing costs				(148)

			~~W~~	22,063,777

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

19. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2022 and December 31, 2021 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2022		December 31, 2021
Ministry of Economy and Finance	Borrowings from government fund(*)	1.77 ~ 1.84	~~W~~	101,044	108,932

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	0.51 ~ 2.76		57,976	61,240

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	0.09 ~ 2.00		3,049,563	3,005,749

Korea Energy Agency	Borrowings from fund for rational use of energy	0.25 ~ 1.85		268,190	282,178

Local governments	Borrowings from local small and medium enterprise promotion fund	0.00 ~ 2.70		25,207	27,658

The Bank of Korea	Borrowings from Bank of Korea	0.25 ~ 0.75		371,102	378,160

Others	Borrowings from petroleum enterprise fund and others	1.05 ~ 2.30		460,207	465,881

			~~W~~	4,333,289	4,329,798

(*)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

19. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2022 and December 31, 2021 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2022		December 31, 2021
Mizuho and others	Bank loans from foreign funds	3M Libor + 0.29 ~ 6M Libor + 0.75	~~W~~	775,740	355,650
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.65 ~ 3M Libor + 0.74		217,892	199,792
Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	0.16 ~ 2.87		1,926,877	1,292,571
China Development Bank and others	Off-shore long term borrowings	2.41 ~ 3.36		1,278,080	1,007,560
Others	Short-term borrowings in foreign currencies	0.05 ~ 3.30		13,333,993	11,775,597
	Long term borrowings in foreign currencies	0.18 ~ 2.58		1,039,765	934,287

			~~W~~	18,572,347	15,565,457

20. Debentures

Details of debentures as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.82	6.60	~~W~~	111,855,084	109,538,422
Discount on debentures				(80,569)
Valuation adjustment for fair value hedges				(388,465)

				111,386,050
Debentures in foreign currencies:
Debentures	0.05	10.87		21,343,885	22,031,948
Discount on debentures				(42,631)
Premium on debentures				1,230
Valuation adjustment for fair value hedges				(476,937)

				20,825,547
Off-shore debentures:
Debentures	—	11.15		18,350,325	18,249,045
Discount on debentures				(32,873)
Valuation adjustment for fair value hedges				(146,224)

				18,171,228

			~~W~~	150,382,825	149,819,415

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

20. Debentures, Continued

	December 31, 2021
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.75	6.60	~~W~~	109,608,752	109,390,833
Discount on debentures				(75,224)
Valuation adjustment for fair value hedges				(89,080)

				109,444,448
Debentures in foreign currencies:
Debentures	—	10.87		19,488,365	20,634,957
Discount on debentures				(40,580)
Premium on debentures				1,338
Valuation adjustment for fair value hedges				143,805

				19,592,928
Off-shore debentures:
Debentures	—	7.00		16,242,288	16,420,828
Discount on debentures				(28,401)
Valuation adjustment for fair value hedges				114,067

				16,327,954

			~~W~~	145,365,330	146,446,618

21. Net Defined Benefit Liabilities (Assets)

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of net defined benefit liabilities (assets) as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Present value of defined benefit obligation	~~W~~	436,084	391,015
Fair value of plan assets		(389,032)	(400,368)

	~~W~~	47,052	(9,353)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

21. Net Defined Benefit Liabilities (Assets), Continued

(2)	Changes in net defined benefit liabilities (assets) for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	391,015	(400,368)	(9,353)
Current service costs		18,750	—	18,750
Interest expense (income)		5,898	(6,033)	(135)
Past service costs		49,673	—	49,673
Benefits paid by the plan		(29,219)	17,369	(11,850)
Others		(33)	—	(33)

Ending balance	~~W~~	436,084	(389,032)	47,052

	2021
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	415,529	(364,983)	50,546
Current service costs		19,668	—	19,668
Interest expense (income)		4,925	(4,619)	306
Benefits paid by the plan		(12,773)	12,727	(46)

Ending balance	~~W~~	427,349	(356,875)	70,474

(3)	Fair value of plan assets for each type as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022			December 31, 2021
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	389,032	—	400,368

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	9,415	18,750	9,834	19,668
Interest expense, net		(67)	(135)	154	306
Past service costs		—	49,673	—	—

	~~W~~	9,348	68,288	9,988	19,974

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

21. Net Defined Benefit Liabilities (Assets), Continued

(5)	The principal actuarial assumptions used as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022	December 31, 2021
Discount rate (%)	3.03	3.03
Future salary increasing rate (%)	5.54	5.54

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2021 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.47% decrease	11.15% increase
Future salary increasing rate	10.75% increase	9.34% decrease

(7)	The weighted average duration of defined benefit obligation is 11.63 years as of December 31, 2021.

22. Provisions

(1)	Details of provisions as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Provision for unused commitments	~~W~~	512,637	667,101
Provision for financial guarantee		45,542	72,420
Provision for payment guarantees		1,297,401	757,621
Provision for possible losses from lawsuits		239	1,731
Provision for restoration		15,117	14,620
Other provision		10,075	54,037

	~~W~~	1,881,011	1,567,530

(2)	Changes in provision for unused commitments for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	332,151	327,085	7,865	667,101
Transfer to 12-month expected credit loss		134,189	(134,189)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(21,442)	22,356	(914)	—
Transfer to credit-impaired		(926)	(4,650)	5,576	—
Impairment loss (gain)		(281,197)	102,037	(2,929)	(182,089)
Foreign currency translation		23,994	3,294	337	27,625

Ending balance	~~W~~	186,769	315,933	9,935	512,637

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

22. Provisions, Continued

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	479,933	290,827	—	770,760
Transfer to 12-month expected credit loss		294,249	(294,249)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(61,883)	61,883	—	—
Transfer to credit-impaired		(2,887)	(4,324)	7,211	—
Impairment loss (gain)		(321,210)	298,565	168	(22,477)
Foreign currency translation		14,763	1,024	29	15,816

Ending balance	~~W~~	402,965	353,726	7,408	764,099

(3)	Changes in provision for financial guarantee for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	2,721	31,427	38,272	72,420
Transfer to 12-month expected credit loss		222	(222)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(758)	1,755	(997)	—
Transfer to credit-impaired		(149)	(234)	383	—
Impairment loss (gain)		144	4,528	(31,550)	(26,878)

Ending balance	~~W~~	2,180	37,254	6,108	45,542

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	45,567	26,007	5,924	77,498
Transfer to 12-month expected credit loss		97	(17)	(80)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(5,593)	5,792	(199)	—
Transfer to credit-impaired		(8,063)	(93)	8,156	—
Impairment loss (gain)		(31,012)	3,700	(742)	(28,054)

Ending balance	~~W~~	996	35,389	13,059	49,444

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

22. Provisions, Continued

(4)	Changes in provision for payment guarantees for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	179,232	199,694	378,695	757,621
Transfer to 12-month expected credit loss		154,095	(154,095)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(211,620)	212,910	(1,290)	—
Transfer to credit-impaired exposures		(1,056)	(4,169)	5,225	—
Provision for unused commitments		157,571	264,413	71,637	493,621
Foreign currency translation		10,646	18,577	16,936	46,159

Ending balance	~~W~~	288,868	537,330	471,203	1,297,401

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	183,963	155,646	264,039	603,648
Transfer to 12-month expected credit loss		27,229	(27,229)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(55,070)	55,070	—	—
Transfer to credit-impaired exposures		(4,820)	(761)	5,581	—
Provision for (reversal of) unused commitments		2,736	(77,483)	27,684	(47,063)
Foreign currency translation		1,597	2,802	7,883	12,282

Ending balance	~~W~~	155,635	108,045	305,187	568,867

(5)	Changes of lawsuit provision and other provision for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	1,731	14,620	54,037
Decrease of provision		(1,492)	(1,244)	—
Provision used and others		—	1,741	(43,962)

Ending balance	~~W~~	239	15,117	10,075

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

22. Provisions, Continued

	2021
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	441	15,365	47,458
Increase (decrease) of provision		1,122	(1,211)	—
Provision used and others		—	336	(17)

Ending balance	~~W~~	1,563	14,490	47,441

(6)	Provision for payment guarantees and financial guarantee

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (CCF) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as provision for financial guarantee.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of June 30, 2022, the Bank is involved in 15 lawsuits as a plaintiff and 18 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~151,623 million and ~~W~~205,421 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2022 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

22. Provisions, Continued

Major lawsuits in progress as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st trial ruled partially in favor of the Bank; 2nd trial in progress
RAZZLER LTD.	Claim for loans and others		2,000	1st trial in progress
Hana Bank and 6 others	Claim for undue benefit		1,647	1st trial in progress
One Individual	Claim for loans		1,000	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
169 individuals	Claim for salaries		36,573	1st trial ruled in favor of the Bank; 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Woori Bank	Claim for profit or loss settlement		21,246	1st trial ruled against the Bank; 2nd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Export–Import Bank of Korea	Claim for undue benefit and others		9,797	1st trial ruled in favor of the Bank; 2nd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Claim for transaction amount		7,000	1st trial ruled partially in favor of the Bank; 2nd trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

22. Provisions, Continued

	December 31, 2021
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st trial ruled partially in favor of the Bank; 2nd trial in progress
Hana Bank and 6 others	Claim for undue benefit		1,647	1st trial in progress
One Individual	Claim for loans		1,000	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Hana Bank	Claim for settlement money and others		7,500	1st, 2nd trial ruled in favor of the Bank; 3rd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Claim for transaction amount		7,000	1st trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

23. Other Liabilities

(1)	Other liabilities as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Accounts payable	~~W~~	11,370,133	3,418,503
Lease liabilities		166,735	274,797
Accrued expense		1,443,946	1,444,423
Unearned income		61,073	39,182
Deposits withholding tax		27,407	24,111
Guarantee money received		679,000	173,264
Foreign exchanges payable		41,505	77,692
Domestic exchanges payable		268,728	617,446
Borrowing from trust accounts		1,074,655	1,049,712
Financial guarantee liability		32,360	23,093
Others		79,100	113,396

		15,244,642	7,255,619
Present value discount		(102,472)	(162,723)

	~~W~~	15,142,170	7,092,896

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~14,943,322 million and ~~W~~6,817,630 million as of June 30, 2022 and December 31, 2021, respectively, and their fair value amounted to ~~W~~14,928,757 million and ~~W~~6,807,462 million as of June 30, 2022 and December 31, 2021, respectively.

(2)	Details of lease liabilities as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Face value		Discount	Carrying amounts
Real estate	~~W~~	161,761	(99,425)	62,336
Vehicles		4,940	(1,308)	3,632
Others		34	(19)	15

	~~W~~	166,735	(100,752)	65,983

	December 31, 2021
	Face value		Discount	Carrying amounts
Real estate	~~W~~	270,736	(160,112)	110,624
Vehicles		4,061	(802)	3,259

	~~W~~	274,797	(160,914)	113,883

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

23. Other Liabilities, Continued

(3)	The amount related to lease recognized in the separate statement of comprehensive income for the six-month periods ended June 30, 2022 and 2021 is as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Depreciation of right-of-use assets
Real estate	~~W~~	7,895	14,642	7,322	15,315
Vehicles		509	1,052	527	1,038
Others		—	—	1	4

		8,404	15,694	7,850	16,357
Interest expenses on the lease liabilities		307	556	342	357
Expense relating to leases of low-value assets		1,996	4,035	3,342	3,776

	~~W~~	10,707	20,285	11,534	20,490

(4)	Cash flows used in lease liabilities for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Decrease in lease liabilities	~~W~~	11,756	11,492
Lease payments relating to leases of low-value assets		4,035	3,776

	~~W~~	15,791	15,268

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	16,009	37,527	43,573	69,626	166,735

	December 31, 2021
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	15,287	33,295	200,737	25,478	274,797

24. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 4,455,711,768 shares issued and 4,377,311,768 shares issued as of June 30, 2022 and December 31, 2021, respectively, and outstanding with a total par value (~~W~~ 5,000 of par value per share) of ~~W~~22,278,559 million and ~~W~~21,886,559 million as of June 30, 2022 and December 31, 2021, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

24. Equity, Continued

(2) Capital surplus

Capital surplus as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Paid-in capital in excess of par value	~~W~~	42,257	44,142
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,477,125	2,479,010

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Net gain (loss) on securities measured at FVOCI
Valuation gain (loss) on securities measured at FVOCI (before tax)	~~W~~	4,922,790	6,399,029
Loss allowance for securities measured at FVOCI (before tax)		89,327	86,449
Income tax effect		(1,377,590)	(1,783,506)

		3,634,527	4,701,972
Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		157,674	39,000
Income tax effect		—	—

		157,674	39,000
Valuation gain (loss) on cash flow hedge:
Valuation gain (loss) on cash flow hedge (before tax)		6,163	1,930
Income tax effect		(1,695)	(531)

		4,468	1,399
Net gain on hedges of net investments in foreign operations:
Net gain on hedges of net investments in foreign operations (before tax)		(120,506)	(29,120)
Income tax effect		33,139	8,008

		(87,367)	(21,112)
Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		71,362	71,362
Income tax effect		(19,623)	(19,623)

		51,739	51,739

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

24. Equity, Continued

	June 30, 2022		December 31, 2021
Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation loss on financial liabilities designated at fair value due to credit risk (before tax)		30,147	657
Income tax effect		(8,291)	(181)

		21,856	476

	~~W~~	3,782,897	4,773,474

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	January 1, 2022		Increase (Decrease)	Tax Effect	June 30, 2022
Gain (loss) on Securities Measured at FVOCI	~~W~~	4,701,972	(1,473,361)	405,916	3,634,527
Exchange differences on translation of foreign operations		39,000	118,674	—	157,674
Valuation gain (loss) on cash flow hedge		1,399	4,233	(1,164)	4,468
Valuation gain (loss) on hedges of net investments in foreign operations		(21,112)	(91,386)	25,131	(87,367)
Remeasurements of defined benefit liabilities		51,739	—	—	51,739
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		476	29,490	(8,110)	21,856

	~~W~~	4,773,474	(1,412,350)	421,773	3,782,897

	2021
	January 1, 2021		Increase (Decrease)	Tax Effect	June 30, 2021
Gain (loss) on Securities Measured at FVOCI	~~W~~	2,079,878	8,357,197	(2,298,229)	8,138,846
Exchange differences on translation of foreign operations		(60,912)	41,880	—	(19,032)
Valuation gain (loss) on cash flow hedge		34	906	(249)	691
Valuation gain (loss) on hedges of net investments in foreign operations		35,507	(33,052)	9,089	11,544
Remeasurements of defined benefit liabilities		15,634	—	—	15,634
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		(5,770)	571	(157)	(5,356)

	~~W~~	2,064,371	8,367,502	(2,289,546)	8,142,327

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

24. Equity, Continued

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Legal reserve	~~W~~	2,535,892	1,551,154
Voluntary reserve
Regulatory reserve for loan losses		247,252	482,885
Unappropriated retained earnings		4,295,321	5,329,775

	~~W~~	7,078,465	7,363,814

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	1,551,154	1,356,142
Transfer from retained earnings		984,738	195,012

Ending balance	~~W~~	2,535,892	1,551,154

(iii)	Changes in unappropriated retained earnings for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	5,329,775	2,565,852
Contribution to legal reserve		(984,738)	(195,012)
Transfer from regulatory reserve for credit losses		235,633	663,153
Dividends		(833,089)	(209,638)
Reclassification of gain or loss on equity securities measured at FVOCI		78,290	15,029
Profit for the period		469,450	2,377,608

Ending balance	~~W~~	4,295,321	5,216,992

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

24. Equity, Continued

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Beginning balance	~~W~~	247,252	482,885
Reversal of regulatory reserve for credit losses		(30,182)	(235,633)

Ending balance	~~W~~	217,070	247,252

(ii)

Required reversal of regulatory reserve for credit losses and profit (loss) after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) for the period	~~W~~	(213,214)	469,450	922,929	2,377,608
Obligated amount of reversal of (provision for) regulatory reserve for credit losses		77,102	30,182	158,709	(76,926)

Profit (loss) after adjusting regulatory reserve for credit losses	~~W~~	(136,112)	499,632	1,081,638	2,300,682

Earnings (loss) per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	(31)	113	252	540

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

25. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	14,625	23,360	6,289	13,234
Securities measured at FVTPL		6,230	11,173	7,916	13,724
Securities measured at FVOCI		123,842	226,038	84,687	169,696
Securities measured at amortized cost		12,975	23,058	4,742	7,464
Loans measured at FVTPL		2,922	6,313	5,635	9,703
Loans measured at amortized cost		1,240,359	2,268,188	890,083	1,779,435

		1,400,953	2,558,130	999,352	1,993,256
Interest expense:
Financial liabilities measured at FVTPL		(21,407)	(44,136)	(20,204)	(38,721)
Deposits		(213,942)	(368,293)	(83,906)	(167,904)
Borrowings		(78,544)	(120,438)	(31,116)	(62,883)
Debentures		(614,070)	(1,126,388)	(457,558)	(936,838)

		(927,963)	(1,659,255)	(592,784)	(1,206,346)

	~~W~~	472,990	898,875	406,568	786,910

26. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	34,575	64,524	29,142	58,413
Underwriting and investment consulting commissions		25,029	59,006	26,644	48,470
Brokerage and agency commissions		1,960	3,611	1,935	3,388
Trust and retirement pension plan commissions		8,681	17,630	8,879	17,553
Fees on asset management		760	1,189	662	1,156
Other fees		37,818	76,184	24,333	54,759

		108,823	222,144	91,595	183,739
Fees and commission expenses:
Brokerage and agency fees		(2,278)	(3,685)	(1,963)	(3,509)
Other fees		(7,303)	(13,029)	(5,704)	(11,962)

		(9,581)	(16,714)	(7,667)	(15,471)

	~~W~~	99,242	205,430	83,928	168,268

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

27. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	30,242	68,795	34,329	67,101
Securities measured at FVOCI		791	171,706	1,939	112,366
Investments in subsidiaries and associates		38,693	262,639	74,799	463,132

	~~W~~	69,726	503,140	111,067	642,599

28. Net Gain (Loss) on Securities Measured at FVTPL

Net gain (loss) related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	19,525	41,779	11,391	18,214
Gains on valuation		143,033	268,808	58,803	125,947

		162,558	310,587	70,194	144,161
Losses on securities measured at FVTPL:
Losses on sale		(43,589)	(68,048)	(13,413)	(23,496)
Losses on valuation		(173,090)	(328,917)	(50,943)	(124,433)
Purchase related expense		(35)	(323)	(117)	(119)

		(216,714)	(397,288)	(64,473)	(148,048)

	~~W~~	(54,156)	(86,701)	5,721	(3,887)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

29. Net Gain on Financial Liabilities Measured at FVTPL

Net gain related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	3,327	3,728	—	—
Gains on valuation		197,095	370,979	28,365	106,413

		200,422	374,707	28,365	106,413
Losses on financial liabilities measured at FVTPL:
Losses on redemption		—	—	—	(309)
Losses on valuation		(107)	(295)	112	—

		(107)	(295)	112	(309)

	~~W~~	200,315	374,412	28,477	106,104

30. Net Loss on Securities Measured at FVOCI

Net loss related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVOCI:
Gains on sale	~~W~~	2,474	3,722	2,549	7,794
Reversal of impairment losses		(319)	—	(175)	—

		2,155	3,722	2,374	7,794
Losses on securities measured at FVOCI:
Losses on sale		(4,389)	(30,226)	(6,574)	(14,757)
Impairment losses		(1,358)	(1,602)	(2,262)	(2,927)

		(5,747)	(31,828)	(8,836)	(17,684)

	~~W~~	(3,592)	(28,106)	(6,462)	(9,890)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

31. Net Loss on Derivatives

Net loss on derivatives for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	1,424,541	2,945,321	350,922	1,391,147
Currency		8,062,817	11,238,186	983,473	5,529,736
Stock		749	4,730	2,243	4,140
Gains on adjustment of derivatives		(1,077)	10,095	(246)	2,939

		9,487,030	14,198,332	1,336,392	6,927,962
Losses on trading purpose derivatives:
Interest		(1,401,853)	(2,661,469)	(357,110)	(1,401,176)
Currency		(7,823,405)	(11,184,533)	(1,013,039)	(5,339,116)
Stock		(358)	(612)	(1,216)	(3,270)
Losses on adjustment of derivatives		(96,022)	(124,890)	(10,379)	(18,911)

		(9,321,638)	(13,971,504)	(1,381,744)	(6,762,473)

		165,392	226,828	(45,352)	165,489
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		80,327	95,905	(4,169)	8,306
Currency		(160,579)	188,320	81,548	183,844
Gains on adjustment of derivatives		153	302	(37)	181

		(80,099)	284,527	77,342	192,331
Losses on hedging purpose derivatives:
Interest		(524,510)	(1,314,303)	(27,355)	(347,618)
Currency		(523,683)	(720,653)	97,512	(342,458)
Losses on adjustment of derivatives		(68)	(227)	(140)	(245)

		(1,048,261)	(2,035,183)	70,017	(690,321)

		(1,128,360)	(1,750,656)	147,359	(497,990)
Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		641,602	1,618,148	(61,894)	424,743
Gains on redemption		5,299	11,061	22,681	99,671

		646,901	1,629,209	(39,213)	524,414
Losses on fair value hedged items:
Losses on valuation		(72,579)	(639,441)	(65,111)	(217,629)
Losses on redemption		(65,852)	(66,149)	(28,065)	(105,366)

		(138,431)	(705,590)	(93,176)	(322,995)

		508,470	923,619	(132,389)	201,419

	~~W~~	(454,498)	(600,209)	(30,382)	(131,082)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

31. Net Loss on Derivatives, Continued

Related with cash flow hedge, the Bank recognized ~~W~~75 million of gain and ~~W~~56 million of gain in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2022 and 2021, respectively.

32. Net Gain on Foreign Currency Transaction

Net gain on foreign currency transaction for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	276,641	448,559	112,166	245,413
Losses on foreign exchange transactions		(268,583)	(438,892)	(117,936)	(256,133)

		8,058	9,667	(5,770)	(10,720)
Net gain on foreign exchange translations:
Gains on foreign exchange translations		8,215,894	11,467,784	425,213	3,760,632
Losses on foreign exchange translations		(8,013,204)	(11,206,881)	(385,863)	(3,641,192)

		202,690	260,903	39,350	119,440

	~~W~~	210,748	270,570	33,580	108,720

33. Other Operating Income (Expense), net

Other operating income and expense for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	30,620	30,620	31,927	60,323
Gains on disposal of loans measured at FVTPL		76	1,035	1,820,467	1,832,631
Gains on valuation of loans measured at FVTPL		(10,343)	5,591	(830,230)	121,556
Gains on disposal of investments in subsidiaries and associates		—	19,042	72,508	78,121
Reversal of provisions		883	46,785	398	1,580
Others		7,410	11,089	5,542	8,977

		28,646	114,162	1,100,612	2,103,188

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

33. Other Operating Income (Expense), net, Continued

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating expenses:
Losses on sale of loans		(9,104)	(9,104)	(27,798)	(27,798)
Losses on disposal of loans measured at FVTPL		(1,557)	(3,189)	(3,494)	(4,461)
Losses on valuation of loans measured at FVTPL		(73,347)	(78,660)	(1,111)	(4,899)
Losses on disposal of investments in subsidiaries and associates		(76)	(2,416)	—	(575)
Increase of provisions		(48)	(86)	178	(1,492)
Insurance expenses		(22,247)	(43,061)	(18,265)	(35,796)
Credit guarantee fund salary		(48,711)	(95,681)	(46,894)	(94,207)
Educational taxes		(8,653)	(16,267)	(11,407)	(24,310)
Foreign security contributions		(4,589)	(6,323)	(22)	(1,939)
Others		(7,262)	(12,671)	(1,989)	(7,233)

		(175,594)	(267,458)	(110,802)	(202,710)

	~~W~~	(146,948)	(153,296)	989,810	1,900,478

34. Provision for (reversal of) Credit Losses

Provision for credit losses for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loss allowance for loan	~~W~~	497,671	153,271	838,872	928,606
Provision for (reversal of) loss allowance for other assets		(6,475)	(3,779)	1,791	5,077
Provision for (reversal of) unused commitments		(98,209)	(182,089)	24,131	(22,477)
Provision for (reversal of) financial guarantee		(1,997)	(26,878)	7,107	(28,054)
Provision for (reversal of) payment guarantees		21,878	493,621	29,858	(47,063)

	~~W~~	412,868	434,146	901,759	836,089

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

35. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	83,340	176,780	82,114	174,264
Defined benefit costs		9,348	68,288	9,988	19,974
Defined contribution costs		753	2,745	340	937

		93,441	247,813	92,442	195,175
Depreciation and amortization:
Depreciation of property and equipment		18,403	35,659	17,899	36,874
Amortization of intangible assets		13,420	27,121	13,368	26,623

		31,823	62,780	31,267	63,497
Other:
Employee welfare benefits		9,770	18,671	9,118	17,356
Rent expenses		1,521	3,151	1,518	3,337
Taxes and dues		5,851	13,260	5,198	12,808
Advertising expenses		2,570	4,337	3,127	4,825
Electronic data processing expenses		20,435	40,259	20,496	41,084
Fees and charges		2,696	20,387	8,272	17,364
Others		9,233	16,483	7,289	14,270

		52,076	116,548	55,018	111,044

	~~W~~	177,340	427,141	178,727	369,716

36. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gains on disposal of assets held for sale	~~W~~	—	—	—	3,610
Reversal of impairment losses on assets held for sale		—	—	446,451	499,976
Gains on disposal of property and equipment		274	416	1,260	3,391
Rental income on investment property		153	305	122	246
Others		555	2,364	372	1,721

		982	3,085	448,205	508,944

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

36. Other Non-Operating Income and Expense, Continued

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating expenses:
Losses on disposal of property and equipment		(485)	(929)	(59)	(171)
Depreciation of investment property		(622)	(1,116)	(625)	(1,246)
Donations		(431)	(647)	(132)	(257)
Others		(151)	(1,409)	71	(4,337)

		(1,689)	(4,101)	(745)	(6,011)

	~~W~~	(707)	(1,016)	447,460	502,933

37. Income Tax Expense (Benefit)

(1)	Income tax expense (benefit) for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax(*)	~~W~~	438,244	573,223	(224,351)	(193,242)
Net adjustments for prior years		(1,642)	(149,746)	—	—
Changes in deferred income taxes on temporary differences		(1,029,617)	(718,077)	1,587,891	3,102,476
Deferred income tax recognized directly to equity
Other comprehensive income		570,251	421,773	(1,159,765)	(2,289,546)
Retained earnings		(27,356)	(29,696)	(5,089)	(5,700)

Income tax expense (benefit)	~~W~~	(50,120)	97,477	198,686	613,988

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

37. Income Tax Expense (Benefit), Continued

(2)	Profit before income taxes and income tax expense for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Profit before income taxes	~~W~~	566,927	2,991,596
Income taxes calculated using enacted tax rates		155,905	822,689
Adjustments:
Non-deductible losses and tax-free gains		(28,668)	(47,172)
Non-recognition effect of deferred income taxes and others		(8,166)	(130,608)
Net adjustments for prior years		(32,570)	(34,033)
Others		10,976	3,112

		(58,428)	(208,701)

Income tax expense	~~W~~	97,477	613,988

Effective tax rate (%)		17.19	20.52

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	June 30, 2022			January 1, 2022		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	3,634,527	(1,377,590)	4,701,972	(1,783,506)	405,916
Exchange differences on translation of foreign operations		157,674	—	39,000	—	—
Net gain on valuation of cash flow hedge		4,468	(1,695)	1,399	(531)	(1,164)
Net loss on hedges of net investments in foreign operations		(87,367)	33,139	(21,112)	8,008	25,131
Remeasurements of defined benefit liabilities		51,739	(19,623)	51,739	(19,623)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		21,856	(8,291)	476	(181)	(8,110)

	~~W~~	3,782,897	(1,374,060)	4,773,474	(1,795,833)	421,773

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

37. Income Tax Expense (Benefit), Continued

Income tax expense recognized direct to retained earnings amounting to ~~W~~29,696 million is the tax effect of realized income amounting to ~~W~~107,986 million from disposal of equity securities measured at FVOCI.

	2021
	June 30, 2021			January 1, 2021		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	8,138,846	(3,087,148)	2,079,878	(788,919)	(2,298,229)
Exchange differences on translation of foreign operations		(19,032)	—	(60,912)	—	—
Net gain on valuation of cash flow hedge		691	(262)	34	(13)	(249)
Net gain on hedges of net investments in foreign operations		11,544	(4,379)	35,507	(13,468)	9,089
Remeasurements of defined benefit liabilities		15,634	(5,928)	15,634	(5,928)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		(5,356)	2,032	(5,770)	2,189	(157)

	~~W~~	8,142,327	(3,095,685)	2,064,371	(806,139)	(2,289,546)

Income tax expense recognized direct to retained earnings amounting to ~~W~~5,700 million is the tax effect of realized income amounting to ~~W~~20,729 million from disposal of equity securities measured at FVOCI.

38. Earnings (Loss) per Share

(1) Basic earnings (loss) per share

The Bank’s basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2022 and 2021 are computed as follows:

(i) Basic earnings per share

	2022			2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	(213,214,193,137)	469,450,220,673	922,930,059,256	2,377,608,342,739
Weighted-average number of ordinary shares outstanding (B)		4,455,711,768	4,435,353,757	4,295,420,273	4,260,178,807

Basic earnings (loss) per share (A/B) (in won)	~~W~~	(48)	106	215	558

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

38. Earnings (Loss) per Share, Continued

(ii) Weighted-average number of ordinary shares outstanding

	2022
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,377,311,768	91	398,335,370,888
Increased paid-in capital (B)	78,400,000	91	7,134,400,000

Cumulative shares (C = A+B)			405,469,770,888

Weighted-average number of ordinary shares outstanding (C/91)			4,455,711,768

Six-month period ended:
Number of ordinary shares outstanding (A)	4,377,311,768	181	792,293,430,008
Increased paid-in capital (B)	78,400,000	134	10,505,600,000

Cumulative shares (C = A+B)			802,799,030,008

Weighted-average number of ordinary shares outstanding (C/181)			4,435,353,757

	2021
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,153,145,768	91	377,936,264,888
Increased paid-in capital (B)	102,000,000	91	9,282,000,000
Increased paid-in capital (C)	122,166,000	30	3,664,980,000
Cumulative shares (D = A+B+C)			390,883,244,888

Weighted-average number of ordinary shares outstanding (D/91)			4,295,420,273

Six-month period ended:
Number of ordinary shares outstanding (A)	4,153,145,768	181	751,719,384,008
Increased paid-in capital (B)	102,000,000	154	15,708,000,000
Increased paid-in capital (C)	122,166,000	30	3,664,980,000

Cumulative shares (D = A+B+C)			771,092,364,008

Weighted-average number of ordinary shares outstanding (D/181)			4,260,178,807

(2) Diluted earnings per share

Diluted and basic earnings per share for the three-month and six-month periods ended June 30, 2022 and 2021 are equal because there is no potential dilutive instrument.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

39. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022			December 31, 2021
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI(*)	~~W~~	5,807,717	673,252	4,369,781	1,685,428
Securities measured at amortized cost(*)		3,327,516		2,455,324

	~~W~~	9,135,233	673,252	6,825,105	1,685,428

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

40. Guarantees and Commitments

Guarantees and commitments as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	377,513	276,041
Guarantees for bond issuance		2,636,526	2,224,142
Guarantees for loans		520,532	611,091
Letter of guarantee		89,503	37,292
Guarantees for on-lending debt		5,626	6,794
Others		5,440,268	4,593,406

		9,069,968	7,748,766
Unconfirmed acceptances and guarantees:
Letter of credit		2,220,396	1,979,841
Others		5,577,176	4,224,656

		7,797,572	6,204,497
Commitments:
Commitments on loans		45,311,107	46,591,132
Others		2,020,595	2,020,595

		47,331,702	48,611,727

	~~W~~	64,199,242	62,564,990

41. Trust Accounts

(1)	Trust accounts as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Accrued trust fee	~~W~~	13,871	8,585
Borrowings from trust accounts		1,003,914	965,733
Accrued expense		911	686

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

41. Trust Accounts, Continued

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2022 and 2021 are as follows:

	June 30, 2022			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	7,982	16,026	8,223	16,077
Interest expenses of borrowings from trust accounts		(3,663)	(6,205)	(1,459)	(2,715)

(3)	The carrying amounts of principals guaranteed trust and principals and interest guaranteed trust as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Principals guaranteed trust	~~W~~	229,027	236,858
Principals and interest guaranteed trust		231,144	234,697

	~~W~~	460,171	471,555

Principal of money and property trust	~~W~~	428,025	436,299
Accrued trust profit		32,146	35,256

42. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2022 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, KDB Indonesia and 8 others, KDB Investment PEF No. 1, KDB Consus Value PEF, Components and Materials M&A PEF and 7 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB ESG 1ST INC. and 9 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 22 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Real Estate Board, GM Korea Company, HMM Co., Ltd., Hanjin KAL, Korea Air Lines Co., Ltd., Korea Ocean Business Corporation and 15 others, Troika Resources Investment PEF and 103 others, Hana K-NewDeal Unicorn Fund and 119 others
Others	Key management personnel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

42. Related Party Transactions, Continued

(2)	Significant balances with related parties as of June 30, 2022 and December 31, 2021 are as follows:

	Account	June 30, 2022		December 31, 2021
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	2,646	74,158
	Allowance for loan losses		(1)	(36)
	Derivative financial assets		4,733	1,463
	Other assets		2	4
	Deposits		93,802	447
	Other liabilities		35,412	35,539
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		12,266	9,028
	Other liabilities		71	34
KDB Ireland Ltd.	Loans		589,630	543,636
	Allowance for loan losses		(172)	(158)
	Derivative financial assets		727	5,141
	Other assets		578	114
	Derivative financial liabilities		11,601	1,510
KDB Bank Europe Ltd.	Cash and due from banks		374,560	353,575
	Derivative financial assets		15	2,202
	Other assets		47	—
	Derivative financial liabilities		189	—
	Other liabilities		259	1,872
Banco KDB Do Brazil S.A.	Cash and due from banks		64,645	59,275
	Loans		168,723	210,426
	Allowance for loan losses		(63)	(78)
	Other assets		464	317
KDB Indonesia Ltd.	Loans		25,858	23,710
	Allowance for loan losses		(8)	(7)
	Other assets		39	12
KDB Silicon Valley LLC	Deposits		111,189	86,542
	Other liabilities		170	20
KDB Asia Ltd.	Cash and due from banks		1,472,142	1,344,965
	Loans		206,864	450,474
	Allowance for loan losses		(60)	(130)
	Derivative financial assets		—	26
	Other assets		2,780	1,237
	Deposits		2	2
	Borrowings		45,966	43,707
	Derivative financial liabilities		11,798	2,408
	Other liabilities		891	167
KDB Investment PEF No.1(*1)	Loans		—	600,000
	Allowance for loan losses		—	(2,554)
	Derivative financial assets		—	800

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2022		December 31, 2021
	Other assets	~~W~~	—	8,758
	Allowance of other assets		—	(32)
	Deposits		—	215,203
	Derivative financial liabilities		—	3,550
	Other liabilities		—	140
	Other provisions		—	1,630
KDB Consus Value PEF	Securities		39,043	40,101
	Derivative financial assets		32,045	8,633
	Other assets		345	345
	Deposits		111	62
	Derivative financial liabilities		970	1,083
	Other liabilities		701	702
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Loans		1,585,301	1,432,973
	Allowance for loan losses		(555,134)	(599,475)
	Derivative financial assets		691,157	194,696
	Other assets		3,999	1,488
	Deposits		179,305	473,357
	Derivative financial liabilities		—	2,731
	Other liabilities		1,811	30,802
	Other provisions		1,056,065	781,272
Corporate Liquidity Assistance Agency	Loans		440,000	440,000
	Allowance for loan losses		(142)	(142)
	Other assets		34,354	24,331
	Allowance of other assets		(11)	(8)
	Deposits		502,794	610,416
	Other liabilities		228	190
	Other provisions		135	135
Others	Loans		666,786	1,015,470
	Allowance for loan losses		(223,433)	(432,829)
	Derivative financial assets		41,231	10,697
	Other assets		49,227	11,853
	Allowance of other assets		(22)	(5,384)
	Deposits		159,346	93,295
	Borrowings		112,567	95,565
	Derivative financial liabilities		899	205
	Other liabilities		51,528	16,927
	Other provisions		299,272	246,239
Associates:
Korea Electric Power Co., Ltd.	Securities		30,408	10,759
	Loans		156,552	236,223
	Allowances for loan losses		(1,263)	(1,428)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2022		December 31, 2021
	Derivative financial assets	~~W~~	14	2,409
	Other assets		2,204	2,074
	Deposits		101,438	400,963
	Borrowings		2,444	2,649
	Derivative financial liabilities		310,264	149,969
	Other liabilities		1,187	3,434
	Other provisions		37	12
KG Dongbu Steel Co., Ltd.(*2)	Loans		—	783,695
	Allowances for loan losses		—	(4,093)
	Other assets		—	375
	Deposits		—	12,294
	Other liabilities		—	76
	Other provisions		—	682
HMM Co., Ltd.	Securities		6,586,233	7,315,547
	Loans		165,007	202,509
	Allowances for loan losses		(2,513)	(30,614)
	Other assets		9,734	7,236
	Deposits		1,437,100	1,876,483
	Other liabilities		11,652	9,145
Hanjin KAL	Loans		387,652	449,252
	Other assets		1,018	518
	Deposits		100,000	—
	Other liabilities		70	—
Korea Air Lines Co., Ltd.	Loans		1,092,864	—
	Allowances for loan losses		(3,923)	—
	Derivative financial assets		241	—
	Other assets		3,353	—
	Deposits		1,940,015	—
	Other liabilities		11,856	—
	Derivative financial liabilities		113,803	—
Korea Ocean Business Corporation	Loans		15,739	15,237
	Allowances for loan losses		(2)	(2)
	Other assets		32	16
	Deposits		25,000	40,000
	Other liabilities		124	237
Others	Securities		—	1,454
	Loans		162,758	445,904
	Allowances for loan losses		(604)	(8,250)
	Other assets		5,664	6,900
	Deposits		203,797	470,808
	Other liabilities		4,781	2,307
	Other provisions		44	76,500

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

42. Related Party Transactions, Continued

(*1)	Daewoo Engineering & Construction Co., Ltd. that was the subsidiary of KDB Investment PEF No.1 is disposed and is excluded from the Company’s related parties for the period ended June 30, 2022.
(*2)	KG Dongbu Steel Co., Ltd. is excluded from the Company’s related parties due to the Group’s sale of shares for the period ended June 30, 2022.

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2022 and 2021 are as follows:

	Account	2022		2021
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	62	52
	Dividend income		69,766	27,956
	Reversal of allowance for loan losses		34	1
	Fees and commission income, other income		3,773	3,214
	Interest expenses		(266)	(206)
	Other operating expenses		(43)	(435)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		13,499	9,089
	Interest expenses		(58)	(67)
KDB Ireland Ltd.	Interest income		1,492	625
	Fees and commission income, other income		2,971	2,730
	Interest expenses		(1)	—
	Provision for loan losses		(4)	(8)
	Other operating expenses		(15,703)	(3,334)
KDB Bank Europe Ltd.	Interest income		943	494
	Fees and commission income, other income		119	174
	Interest expenses		(1)	—
	Other operating expenses		(2,198)	(206)
Banco KDB Do Brazil S.A.	Interest income		752	485
	Reversal of allowance for loan losses		23	—
	Provision for loan losses		—	(22)
KDB Indonesia Ltd.	Interest income		134	81
	Provision for loan losses		(1)	—
KDB Silicon Valley LLC	Fees and commission income, other income		150	—
	Interest expenses		(636)	—
KDB Asia Ltd.	Interest income		7,556	4,011
	Reversal of allowance for loan losses		77	59
	Fees and commission income, other income		671	836
	Interest expenses		(464)	(31)
	Other operating expenses		(10,435)	(2,440)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

42. Related Party Transactions, Continued

	Account	2022		2021
KDB Investment PEF No.1	Interest income	~~W~~	2,926	12,247
	Fees and commission income, other income		2,949	865
	Interest expenses		(230)	(14)
	Provision for loan losses		—	(672)
	Other operating expenses		—	(1,233)
KDB Consus Value PEF	Interest income		799	799
	Fees and commission income, other income		26,455	10,626
	Interest expenses		(1)	(3)
	Other operating expenses		(918)	(1,102)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		24,187	13,571
	Reversal of allowance for loan losses		75,597	—
	Fees and commission income, other income		855,004	339,490
	Interest expenses		(2,834)	(2,406)
	Provision for loan losses		—	(150,506)
	Other operating expenses		(463,272)	(55,394)
Corporate Liquidity Assistance Agency Co., Ltd.	Interest income		10,023	9,690
	Fees and commission income, other income		—	47
	Interest expenses		(2,545)	(4,440)
	Provision for loan losses		—	(64)
	Other operating expenses		(4)	(3)
Others	Interest income		21,404	22,179
	Dividend income		24,829	25,810
	Reversal of allowance for loan losses		253,603	87,817
	Fees and commission income, other income		210,696	140,915
	Interest expenses		(1,047)	(310)
	Provision for loan losses		(375,664)	(27,259)
	Other operating expenses		(181,367)	(187,981)
Associates:
Korea Electric Power Co., Ltd.	Interest income		2,038	1,397
	Dividend income		—	256,862
	Reversal of allowance for loan losses		164	188
	Fees and commission income, other income		21,263	8,441
	Interest expenses		(1,277)	(505)
	Other operating expenses		(242,014)	(116,233)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

42. Related Party Transactions, Continued

	Account	2022		2021
KG Dongbu Steel Co., Ltd.(*1)	Interest income	~~W~~	—	5,851
	Dividend income		—	1,101
	Reversal of allowance for loan losses		—	52,122
	Fees and commission income, other income		—	18,964
	Interest expenses		—	(7)
	Other operating expenses		—	(3,553)
HMM Co., Ltd.	Interest income		21,118	22,171
	Dividend income		60,720	—
	Reversal of allowance for loan losses		28,101	61,540
	Fees and commission income, other income		4,251	1,824,314
	Interest expenses		(3,906)	(1,262)
	Other operating expenses		(141,355)	(16,505)
Hanjin Heavy Industries & Construction Co., Ltd.(*2)	Interest income		—	2,735
	Fees and commission income, other income		—	22,267
	Interest expenses		—	(118)
	Provision for loan losses		—	(2,228)
	Other operating expenses		—	(12,273)
HANJIN KAL	Interest income		3,347	3,610
	Fees and commission income, other income		15	99,421
	Interest expenses		(70)	—
	Other operating expenses		(61,600)	—
Korea Ocean Business Corporation	Interest income		140	108
	Fees and commission income, other income		1,350	593
	Interest expenses		(4)	(59)
Others	Interest income		2,739	6,255
	Dividend income		110,624	163,508
	Reversal of allowance for loan losses		43	2,722
	Fees and commission income, other income		478	28,231
	Interest expenses		(1,468)	(961)
	Provision for loan losses		(132)	(801)
	Other operating expenses		(82)	(8,980)

(*1)	KG Dongbu Steel Co., Ltd. is excluded from the Company’s related parties due to the Group’s sale of shares for the period ended June 30, 2022.
(*2)

The amounts are profit or loss recognized until the Hanjin Heavy Industries & Construction Co., Ltd. was excluded from the related parties due to the Bank’s sale of shares for the year ended December 31,2021.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

42. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of June 30, 2022 and December 31, 2021 are as follows:

	Account	June 30, 2022		December 31, 2021
Subsidiaries:
KDB Capital Corporation	Commitments	~~W~~	320,000	250,000
KDB Investment PEF No.1	Unconfirmed acceptances and guarantees		—	4,386
	Commitments		—	413,874
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		2,059,928	1,457,948
	Unconfirmed acceptances and guarantees		2,929,811	1,818,741
	Commitments		2,802,592	4,047,436
Corporate Liquidity Assistance Agency	Commitments		560,000	560,000
Others	Confirmed acceptances and guarantees		453,380	464,349
	Unconfirmed acceptances and guarantees		223,555	192,627
	Commitments		622,800	501,800
Associates:
KG Dongbu Steel Co., Ltd.	Unconfirmed acceptances and guarantees		—	32,487
	Commitments		—	186,021
Others	Commitments		268,953	221,182

		~~W~~	10,241,019	10,150,851

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Short-term employee benefits	~~W~~	346	337
Post-employment benefits		—	3

	~~W~~	346	340

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of June 30, 2022 and December 31, 2021.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

43. Statements of Cash Flows

(1)	Cash and cash equivalents in the separate statements of cash flows as of June 30, 2022 and 2021 are as follows:

	June 30, 2022		June 30, 2021
Cash and due from banks:
Cash and foreign currencies	~~W~~	61,531	53,847
Due from banks in Korean won		4,203,533	4,739,491
Due from banks in foreign currencies		7,620,758	6,475,917

		11,885,822	11,269,255
Less: Restricted due from banks, others		(6,340,149)	(6,075,890)
Add: Financial instruments reaching maturity within three months from date of acquisition
Loans measured at amortized cost:
Call-loans		1,956,759	1,564,172
Inter-bank loans		686,808	1,302,509

		2,643,567	2,866,681

	~~W~~	8,189,240	8,060,046

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Decrease in loans due to write-offs	~~W~~	92,696	20,000
Increase in securities measured at FVOCI due to debt-to-equity swap		1,047	81,364
Increase in investments in subsidiaries and associates due to debt-to-equity swap		—	2,658,000
Increase (decrease) in accumulated other comprehensive income due to securities valuation		(1,473,361)	8,357,197
Deferred income tax effect due to securities valuation		405,916	(2,298,229)
Reclassification from assets held for sale to investments in subsidiaries and associates		1,371,052	—
Reclassification from investments in subsidiaries and associates to securities measured at FVOCI		9,268	—
Transfer from property and equipment to investment property		1,879	1,494
Recognition of right-of-use assets and lease liabilities		37,168	26,866

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

44. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities that do not qualify for derecognition as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022			December 31, 2021
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	2,890,401	302,150	3,349,080	1,307,268
Loaned securities		123,287	—	417,640	—

	~~W~~	3,013,688	302,150	3,766,720	1,307,268

45. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	648,939	1,416,240	9,039,024	11,104,203
Securities measured at FVOCI		2,724,226	19,134,983	17,690,530	39,549,739
Loans measured at FVTPL		—	—	572,619	572,619
Derivative financial assets		4	11,499,348	14,003	11,513,355

	~~W~~	3,373,169	32,050,571	27,316,176	62,739,916

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,681,113	—	1,681,113
Derivative financial liabilities		83	13,513,066	32,138	13,545,287

	~~W~~	83	15,194,179	32,138	15,226,400

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2021
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	606,008	1,348,367	7,864,436	9,818,811
Securities measured at FVOCI		1,819,791	17,419,641	18,635,704	37,875,136
Loans measured at FVTPL		—	—	644,412	644,412
Derivative financial assets		1	5,295,504	10,067	5,305,572

	~~W~~	2,425,800	24,063,512	27,154,619	53,643,931

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,067,144	—	2,067,144
Derivative financial liabilities		2	4,746,616	11,223	4,757,841

	~~W~~	2	6,813,760	11,223	6,824,985

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2022	~~W~~	7,864,436	18,635,704	644,412	10,067	27,154,619	11,223
Profit or loss		108,476	—	(73,069)	3,936	39,343	20,915
Other comprehensive income		—	(670,767)	—	—	(670,767)	—
Acquisition / Issue		1,185,438	201,171	28,119	—	1,414,728	—
Sale / Settlement		(109,191)	(486,494)	(26,843)	—	(622,528)	—
Transfer out(*)		(10,135)	—	—	—	(10,135)	—
Transfer in(*)		—	10,916	—	—	10,916	—

June 30, 2022	~~W~~	9,039,024	17,690,530	572,619	14,003	27,316,176	32,138

	2021
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2021	~~W~~	6,232,064	14,634,541	1,434,514	8,214	22,309,333	6,451
Profit or loss		21,782	—	116,657	203	138,642	(1,100)
Other comprehensive income		—	8,427,801	—	—	8,427,801	—
Acquisition / Issue		1,174,381	348,188	17,500	—	1,540,069	—
Sale / Settlement		(144,839)	(150,920)	(867,383)	—	(1,163,142)	—
Transfer out(*)		—	(89,818)	—	—	(89,818)	—
Transfer in(*)		—	—	—	—	—	—

June 30, 2021	~~W~~	7,283,388	23,169,792	701,288	8,417	31,162,885	5,351

(*)	When significant inputs become observable market data, the financial instruments are transferred to (from) other levels.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(iii)	Changes in deferred day one profit or loss for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	3,989	4,375
Amortization		(191)	(191)

Ending balance	~~W~~	3,798	4,184

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2022 and December 31, 2021 are as follows:

	Valuation technique	Input
Securities measured at FVTPL and financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI and available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate, exchange rate,
Currency forwards and swaps	Black-Scholes model, Modified	volatility, commodity index, etc.
Currency options	Black model, Formula model
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2022 and December 31, 2021 are as follows:

June 30, 2022
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	4.97 ~ 10.06
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	18.57 ~ 46.79
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	6.77 ~ 16.96
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	18.67 ~ 34.14
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model, LSMC	Volatility	18.57 ~ 34.11
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility Correlation coefficient	43.01 ~ 50.31 0.87 ~ 0.93
Interest rate options	Modified Black model	Volatility	43.01 ~ 50.31
Stock index options	Black-Scholes model	Volatility	6.20 ~ 73.10

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2021
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	6.52 ~ 13.22
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	17.89 ~ 41.50
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	7.70 ~17.56
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	19.48 ~ 33.20
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model, LSMC	Volatility	17.89 ~ 34.16
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	38.23 ~ 49.07
		Correlation coefficient	0.43 ~ 0.87
Interest rate options	Modified Black model	Volatility	38.23 ~ 49.07
Stock index options	Black-Scholes model	Volatility	5.40 ~ 71.40
Equity options	Discounted cash flow	Volatility	18.87 ~ 25.49
method and others

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2022 and December 31, 2021 is as follows:

	June 30, 2022
	Profit (loss)			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	32,919	(28,297)	—	—
Securities measured at FVOCI(*1)		—	—	60,047	(38,006)
Loans measured at FVTPL(*2)		6,563	(5,961)	—	—
Derivative financial assets(*2)		317	(318)	—	—

	~~W~~	39,799	(34,576)	60,047	(38,006)

	December 31, 2021
	Profit (loss)			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	8,690	(6,723)	—	—
Securities measured at FVOCI(*1)		—	—	43,861	(31,587)
Loans measured at FVTPL(*2)		9,041	(8,029)	—	—
Derivative financial assets(*2)		3,745	(3,728)	—	—

	~~W~~	21,476	(18,480)	43,861	(31,587)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 as of June 30, 2022 and December 31, 2021, ~~W~~18,556,743 million and ~~W~~17,718,595 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

-	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	5,545,673	6,340,149	—	11,885,822
Securities measured at amortized cost		1,631,750	2,073,683	—	3,705,433
Loans measured at amortized cost(*)		—	1,956,760	180,734,998	182,691,758
Other financial assets(*)		—	14,033,815	1,058,060	15,091,875

	~~W~~	7,177,423	24,404,407	181,793,058	213,374,888

Financial liabilities:
Deposits(*)	~~W~~	—	2,581,694	58,108,864	60,690,558
Borrowings(*)		—	1,179,124	23,097,328	24,276,452
Debentures		—	149,819,415	—	149,819,415
Other financial liabilities(*)		—	11,353,168	3,575,589	14,928,757

	~~W~~	—	164,933,401	84,781,781	249,715,182

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2021
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	4,178,897	7,796,870	—	11,975,767
Securities measured at amortized cost		1,437,496	1,531,381	—	2,968,877
Loans measured at amortized cost(*)		—	653,340	170,486,002	171,139,342
Other financial assets(*)		—	5,097,270	738,178	5,835,448

	~~W~~	5,616,393	15,078,861	171,224,180	191,919,434

Financial liabilities:
Deposits(*)	~~W~~	—	2,294,155	50,441,274	52,735,429
Borrowings(*)		—	861,402	21,183,763	22,045,165
Debentures		—	146,446,618	—	146,446,618
Other financial liabilities(*)		—	3,920,770	2,886,692	6,807,462

	~~W~~	—	153,522,945	74,511,729	228,034,674

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2022 and December 31, 2021 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

46. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	5,545,673	—	—	—	—	6,340,149	—	11,885,822
Securities measured at FVTPL		—	11,104,203	—	—	—	—	—	11,104,203
Securities measured at FVOCI		—	—	—	21,630,543	17,919,196	—	—	39,549,739
Securities measured at amortized cost		—	—	—	—	—	3,705,433	—	3,705,433
Loans measured at FVTPL		—	572,619	—	—	—	—	—	572,619
Loans measured at amortized cost		2,643,567	—	—	—	—	181,082,634	—	183,726,201
Derivative financial assets		—	11,331,965	—	—	—	—	181,390	11,513,355
Other financial assets		—	—	—	—	—	15,092,815	—	15,092,815

	~~W~~	8,189,240	23,008,787	—	21,630,543	17,919,196	206,221,031	181,390	277,150,187

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,681,113	—	—	—	—	1,681,113
Deposits		—	—	—	—	—	60,849,932	—	60,849,932
Borrowings		—	—	—	—	—	24,386,530	—	24,386,530
Debentures		—	—	—	—	—	150,382,825	—	150,382,825
Derivative financial liabilities		—	12,505,472	—	—	—	—	1,039,815	13,545,287
Other financial liabilities		—	—	—	—	—	14,943,322	—	14,943,322

	~~W~~	—	12,505,472	1,681,113	—	—	250,562,609	1,039,815	265,789,009

	December 31, 2021
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	4,178,897	—	—	—	—	7,796,870	—	11,975,767
Securities measured at FVTPL		—	9,818,811	—	—	—	—	—	9,818,811
Securities measured at FVOCI		—	—	—	18,994,503	18,880,633	—	—	37,875,136
Securities measured at amortized cost		—	—	—	—	—	2,968,877	—	2,968,877
Loans measured at FVTPL		—	644,412	—	—	—	—	—	644,412
Loans measured at amortized cost		887,238	—	—	—	—	169,876,156	—	170,763,394
Derivative financial assets		—	4,776,872	—	—	—	—	528,700	5,305,572
Other financial assets		—	—	—	—	—	5,836,048	—	5,836,048

	~~W~~	5,066,135	15,240,095	—	18,994,503	18,880,633	186,477,951	528,700	245,188,017

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,067,144	—	—	—	—	2,067,144
Deposits		—	—	—	—	—	52,792,121	—	52,792,121
Borrowings		—	—	—	—	—	22,063,777	—	22,063,777
Debentures		—	—	—	—	—	145,365,330	—	145,365,330
Derivative financial liabilities		—	4,501,378	—	—	—	—	256,463	4,757,841
Other financial liabilities		—	—	—	—	—	6,817,630	—	6,817,630

	~~W~~	—	4,501,378	2,067,144	—	—	227,038,858	256,463	233,863,843

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

47. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	11,513,355	—	11,513,355	7,778,873	5,860	3,728,622
Unsettled spot exchange receivables(*)		11,088,477	—	11,088,477	11,079,124	—	9,353
Unsettled domestic exchange receivables		5,025,892	2,080,555	2,945,337	—	—	2,945,337
Security pledged as collateral for repurchase agreements		2,890,401	—	2,890,401	302,150	—	2,588,251
Reverse repurchase agreements		1,180,000	—	1,180,000	1,180,000	—	—
Loaned securities		123,287	—	123,287	123,287	—	—
Receivables from securities transaction		29,759	—	29,759	29,759	—	—

	~~W~~	31,851,171	2,080,555	29,770,616	20,493,193	5,860	9,271,563

	June 30, 2022
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*)	~~W~~	13,545,287	—	13,545,287	8,378,164	202,942	4,964,181
Unsettled spot exchange payables(*)		11,084,440	—	11,084,440	11,079,124	—	5,316
Unsettled domestic exchange payables		2,349,283	2,080,555	268,728	—	—	268,728
Repurchase agreements		302,150	—	302,150	302,150	—	—
Payables from securities transaction		80,582	—	80,582	80,582	—	—

	~~W~~	27,361,742	2,080,555	25,281,187	19,840,020	202,942	5,238,225

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2021
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*)	~~W~~	5,305,572	—	5,305,572	3,485,084	19,412	1,801,076
Unsettled spot exchange receivables(*)		3,302,464	—	3,302,464	3,300,991	—	1,473
Unsettled domestic exchange receivables		3,502,263	1,707,457	1,794,806	—	—	1,794,806
Security pledged as collateral for repurchase agreements		3,349,080	—	3,349,080	1,307,268	—	2,041,812
Reverse repurchase agreements		790,000	—	790,000	790,000	—	—
Loaned securities		417,640	—	417,640	417,640	—	—
Receivables from securities transaction		12,553	—	12,553	12,553	—	—

	~~W~~	16,679,572	1,707,457	14,972,115	9,313,536	19,412	5,639,167

	December 31, 2021
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*)	~~W~~	4,757,841	—	4,757,841	2,988,272	105,989	1,663,580
Unsettled spot exchange payables(*)		3,303,324	—	3,303,324	3,300,991	—	2,333
Unsettled domestic exchange payables		2,324,903	1,707,457	617,446	—	—	617,446
Repurchase agreements		1,307,268	—	1,307,268	1,307,268	—	—
Payables from securities transaction		10,036	—	10,036	10,036	—	—

	~~W~~	11,703,372	1,707,457	9,995,915	7,606,567	105,989	2,283,359

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

48. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	348,740	(2,229,168)	14,913	2,388,343	522,828
Operating income (loss) from intersegment sales		(11,257)	1,765,364	—	(1,754,107)	—

	~~W~~	337,483	(463,804)	14,913	634,236	522,828

	2021
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	18,227	1,730,000	13,064	601,124	2,362,415
Operating income (loss) from intersegment sales		(12,026)	403,962	—	(391,936)	—

	~~W~~	6,201	2,133,962	13,064	209,188	2,362,415

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2022 and 2021 are as follows:

	2022
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	468,945	(192,035)	2,996	618,969	898,875
Non-interest income
Income related to securities(*1)		(52,601)	(80,891)	—	18,685	(114,807)
Other non-interest income		391,328	356,364	18,672	(44)	766,320

		338,727	275,473	18,672	18,641	651,513
Provision for loan losses and others(*2)		(105,802)	(492,540)	—	(2,077)	(600,419)
General and administrative expenses		(364,387)	(54,702)	(6,755)	(1,297)	(427,141)

Operating income	~~W~~	337,483	(463,804)	14,913	634,236	522,828

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

48. Operating Segments, Continued

	2021
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	610,452	(33,082)	381	209,159	786,910
Non-interest income
Income related to securities(*1)		12,074	(35,130)	—	9,279	(13,777)
Other non-interest income		480,696	2,176,824	18,447	(14,026)	2,661,941

		492,770	2,141,694	18,447	(4,747)	2,648,164
Provision for loan losses and others(*2)		(783,463)	75,236	—	5,284	(702,943)
General and administrative expenses		(313,558)	(49,886)	(5,764)	(508)	(369,716)

Operating income	~~W~~	6,201	2,133,962	13,064	209,188	2,362,415

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2022 and 2021 and the geographical non-current asset information as of June 30, 2022 and December 31, 2021 are as follows:

	Revenues(*1)			Non-current assets(*2)
	2022		2021	June 30, 2022	December 31, 2021
Domestic	~~W~~	29,983,161	15,368,839	30,060,979	29,704,702
Overseas		2,192,382	665,469	61,170	108,076

	~~W~~	32,175,543	16,034,308	30,122,149	29,812,778

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

49. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and three other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended June 30, 2022, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2022

•	Contingency funding plan for 2022

•	Setting and managing exposure limits by country for 2022

•	Major reporting

•	Result of integrated crisis analysis for the second half of 2021

•	Resolution of Credit Committee for the fourth quarter of 2021

•	Result of ex-post validation of credit rating system and default rates, and verification of risk measurement factors for internal purposes

•	Setting management limit of credit portfolios of 2022

•	Allocation of internal capital limits of 2022

•	Resolution of Credit Committee for the first quarter of 2022

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book coming to domestic in September 2018

•	Establishment of the system to comply with the amended regulation relating to risk-weighted assets under Basel III in December 2020

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Risk Watch	Jun. 2002 Feb. 2019	Summarize position, manage exposure limits and calculate Market VaR
	RS Model	Sep. 2012	Calculate regulatory capital by
Standardized Approach
	Murex M/O	Apr. 2013	Supplement of RiskWatch to calculate VaR

Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.

Operational Risk Management System	Standardized Approach	May. 2006	Manage process and calculate CSA, KRI and OP VaR, etc.
	AMA	May. 2009	Measure by Advanced Measurement Approach

BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY(*)	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.

Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected loss model

(*)	To comply with the amended regulation relating to risk-weighted assets under Basel III, the upgrade of relevant systems was completed in March 2021.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank completed the consultation and the development of the relevant systems and the amended regulation has been applied since the calculation of the BIS ratio at the end of 2020.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy. The internal capital adequacy report including the assessment results at the end of the year is prepared and reported to the Risk Management Policy Committee.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrowers’ credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

A borrower that is likely to be insolvent is classified as an early warning borrower or a precautionary borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

Details of loans by credit rating as of June 30, 2022 and December 31, 2021 are as follows:

< Corporate >
	June 30, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	154,549,328	134,208,591	20,340,737	—
BBB2 ~ CCC		31,420,465	9,152,172	20,093,730	2,174,563
Below CC		1,360,201	—	7,565	1,352,636

	~~W~~	187,329,994	143,360,763	40,442,032	3,527,199

	December 31, 2021
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	138,451,664	123,087,995	15,363,669	—
BBB2 ~ CCC		34,125,651	11,317,394	21,134,914	1,673,343
Below CC		2,133,285	—	12,670	2,120,615

	~~W~~	174,710,600	134,405,389	36,511,253	3,793,958

< Retail >

	June 30, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	187,940	177,545	10,367	28
Grade 7 ~ Grade 8		2,290	—	2,272	18
Grade 9 ~ Grade 10		710	—	—	710

	~~W~~	190,940	177,545	12,639	756

	December 31, 2021
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	203,299	192,455	10,838	6
Grade 7 ~ Grade 8		2,709	—	2,701	8
Grade 9 ~ Grade 10		572	—	—	572

	~~W~~	206,580	192,455	13,539	586

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2022 and December 31, 2021 are as follows:

< Corporate >

	June 30, 2022
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	39,473,905	36,259,285	3,214,620	—
BBB2 ~ CCC		5,779,338	2,602,695	3,105,356	71,287
Below CC		—	—	—	—

	~~W~~	45,253,243	38,861,980	6,319,976	71,287

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	7,498,510	6,521,399	977,111	—
BBB2 ~ CCC		8,686,079	4,434,566	3,653,646	597,867
Below CC		682,951	—	—	682,951

	~~W~~	16,867,540	10,955,965	4,630,757	1,280,818

	December 31, 2021
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	37,276,730	34,822,879	2,453,851	—
BBB2 ~ CCC		9,237,945	5,814,835	3,369,595	53,515
Below CC		—	—	—	—

	~~W~~	46,514,675	40,637,714	5,823,446	53,515

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	6,396,425	5,700,522	695,903	—
BBB2 ~ CCC		6,890,993	3,303,869	3,064,270	522,854
Below CC		665,845	—	—	665,845

	~~W~~	13,953,263	9,004,391	3,760,173	1,188,699

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

< Retail >

	June 30, 2022
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	57,840	56,757	1,084	—
Grade 7 ~ Grade 8		24	—	24	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	57,864	56,757	1,108	—

	December 31, 2021
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	76,448	75,950	498	—
Grade 7 ~ Grade 8		9	—	9	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	76,457	75,950	507	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.0%	0.0%	20.0%
A+ ~ A-	50.0%	20.0%	30.0%
BBB+ ~ BBB-	75.0%	50.0%	50.0%
BB+ ~ BB-	100.0%	100.0%	100.0%
B+ ~ B-	150.0%	100.0%	100.0%
Below B-	150.0%	150.0%	150.0%
Unrated	100.0%(*)	100.0%	Rating based on due diligence

(*)	In case of small and medium-sized business, 85.0% is applied.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of June 30, 2022.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	—Countries, public institutions, banks, equity
	SA	—Overseas subsidiaries and branches, and other assets, retail, residential mortgage, commercial properties
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization (at each credit level)
Application of IRB by phase		—Special lending, non-residence and others

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Senior Rating Officer) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is regularly audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt repayability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is executed as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Securities measured at FVOCI	~~W~~	73,090	71,668
Loans measured at amortized cost		3,587,439	3,849,967
Other assets		10,246	26,488

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	1,139,663	1,617,823	—	38,787	64,645	374,561	137,240	3,477,137	1,264,536	8,114,392
Securities measured at FVOCI:
Bonds (excluding government bonds)		14,540,315	299,358	12,809	—	—	—	343,317	4,438,460	2,918,510	22,552,769
Loans		152,620,100	1,324,586	1,084,159	795,609	424,367	877,564	1,005,169	5,408,951	39,242,507	202,783,012
Derivative financial assets		88,118	4,926	—	—	—	—	557	15,629	72,197	181,427
Other assets		6,248,871	—	—	—	—	—	—	—	8,937,988	15,186,859

		174,637,067	3,246,693	1,096,968	834,396	489,012	1,252,125	1,486,283	13,340,177	52,435,738	248,818,459

Guarantees (including financial guarantees)		15,968,006	—	—	—	—	49,261	—	492,931	357,342	16,867,540
Commitments		39,473,602	151,383	2,872	—	—	17,065	863,783	1,721,241	3,081,161	45,311,107

		55,441,608	151,383	2,872	—	—	66,326	863,783	2,214,172	3,438,503	62,178,647

	~~W~~	230,078,675	3,398,076	1,099,840	834,396	489,012	1,318,451	2,350,066	15,554,349	55,874,241	310,997,106

	December 31, 2021
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	749,525	1,402,014	—	—	59,275	353,577	82,528	2,898,169	640,657	6,185,745
Securities measured at FVOCI:
Bonds (excluding government bonds)		8,109,726	302,189	21,711	—	—	—	266,248	3,862,898	2,297,025	14,859,797
Loans		135,447,184	1,301,443	941,965	536,160	312,567	433,149	999,688	2,322,372	28,337,321	170,631,849
Derivative financial assets		174,859	45,847	—	—	—	—	3,922	80,543	223,656	528,827
Other assets		5,803,336	—	—	—	—	—	—	—	121,422	5,924,758

		150,284,630	3,051,493	963,676	536,160	371,842	786,726	1,352,386	9,163,982	31,620,081	198,130,976

Guarantees (including financial guarantees)		13,270,467	—	—	—	—	45,169	—	347,919	289,708	13,953,263
Commitments		39,836,375	85,880	148,185	—	—	11,902	774,783	979,541	4,754,466	46,591,132

		53,106,842	85,880	148,185	—	—	57,071	774,783	1,327,460	5,044,174	60,544,395

	~~W~~	203,391,472	3,137,373	1,111,861	536,160	371,842	843,797	2,127,169	10,491,442	36,664,255	258,675,371

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

Industry information of credit exposure as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	7,313,939	800,453	8,114,392
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,971,216	14,991,185	3,590,368	22,552,769
Loans		83,863,140	102,562,581	16,357,291	202,783,012
Derivative financial assets		—	181,427	—	181,427
Other assets		146,615	368,789	14,671,455	15,186,859

		87,980,971	125,417,921	35,419,567	248,818,459
Guarantees (including financial guarantees)		13,485,144	3,048,192	334,204	16,867,540
Commitments		19,211,267	22,810,074	3,289,766	45,311,107

		32,696,411	25,858,266	3,623,970	62,178,647

	~~W~~	120,677,382	151,276,187	39,043,537	310,997,106

	December 31, 2021
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	5,529,904	655,841	6,185,745
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,597,917	9,614,360	2,647,520	14,859,797
Loans		73,076,518	82,852,716	14,702,615	170,631,849
Derivative financial assets		—	528,827	—	528,827
Other assets		121,251	227,172	5,576,335	5,924,758

		75,795,686	98,752,979	23,582,311	198,130,976
Guarantees (including financial guarantees)		10,588,505	3,012,831	351,927	13,953,263
Commitments		21,238,777	22,162,715	3,189,640	46,591,132

		31,827,282	25,175,546	3,541,567	60,544,395

	~~W~~	107,622,968	123,928,525	27,123,878	258,675,371

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

The detail of credit exposures by industry affected by the pandemic of COVID-19 as of June 30, 2022 and December 31, 2021 are as follows and the exposures by industries could be changed according to economic fluctuations.

	June 30, 2022
	Due from banks (excluding due from BOK)		Securities measured at FVOCI	Loans	Derivative financial assets	Other assets	Subtotal	Guarantees (including financial guarantees)	Commit- ments	Subtotal	Total
			Bonds (excluding government bonds)
Manufacturing:
Display	~~W~~	—	—	931,918	—	5,430	937,348	930	489,179	490,109	1,427,457
Semiconductor /Mobile phone		—	195,605	5,214,775	—	9,226	5,419,606	177,670	563,993	741,663	6,161,269
Automotive		—	383,992	12,519,668	—	16,981	12,920,641	488,234	1,591,068	2,079,302	14,999,943
Refinery/Chemical/Energy		—	1,010,106	17,552,722	—	36,359	18,599,187	207,492	5,190,245	5,397,737	23,996,924
Steel/Metal		—	136,167	10,345,300	—	14,833	10,496,300	854,053	2,313,041	3,167,094	13,663,394
Others		—	2,245,346	37,298,757	—	63,786	39,607,889	11,756,765	9,063,741	20,820,506	60,428,395

		—	3,971,216	83,863,140	—	146,615	87,980,971	13,485,144	19,211,267	32,696,411	120,677,382
Service:
Air transportation		—	5,907	3,151,702	—	9,681	3,167,290	315,090	21,000	336,090	3,503,380
Sea transportation		—	—	2,373,893	—	25,747	2,399,640	84,066	559,610	643,676	3,043,316
Other transportation		—	164,240	8,335,074	—	16,177	8,515,491	17,989	3,037,007	3,054,996	11,570,487
Leisure/Travel industry		—	—	12,855	—	56	12,911	—	1,700	1,700	14,611
Food/Accommodation		—	111,615	1,957,419	—	3,650	2,072,684	36,389	279,114	315,503	2,388,187
Automotive-related		—	—	491,743	—	962	492,705	8,826	93,692	102,518	595,223
Finance/Insurance and others		7,313,939	14,709,423	86,239,895	181,427	312,516	108,757,200	2,585,832	18,817,951	21,403,783	130,160,983

		7,313,939	14,991,185	102,562,581	181,427	368,789	125,417,921	3,048,192	22,810,074	25,858,266	151,276,187
Other:
Construction		—	462,550	3,137,195	—	6,945	3,606,690	178,479	1,541,706	1,720,185	5,326,875
Others		800,453	3,127,818	13,220,096	—	14,664,510	31,812,877	155,725	1,748,060	1,903,785	33,716,662

		800,453	3,590,368	16,357,291	—	14,671,455	35,419,567	334,204	3,289,766	3,623,970	39,043,537

	~~W~~	8,114,392	22,552,769	202,783,012	181,427	15,186,859	248,818,459	16,867,540	45,311,107	62,178,647	310,997,106

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

	December 31, 2021
	Due from banks (excluding due from BOK)		Securities measured at FVOCI	Loans	Derivative financial assets	Other assets	Subtotal	Guarantees (including financial guarantees)	Commit- ments	Subtotal	Total
			Bonds (excluding government bonds)
Manufacturing:
Display	~~W~~	—	—	730,259	—	2,917	733,176	1,641	267,574	269,215	1,002,391
Semiconductor /Mobile phone		—	204,679	5,059,874	—	7,958	5,272,511	115,211	365,071	480,282	5,752,793
Automotive		—	231,343	10,721,833	—	15,286	10,968,462	435,597	1,685,997	2,121,594	13,090,056
Refinery/Chemical/Energy		—	620,186	13,875,360	—	27,904	14,523,450	150,371	5,520,913	5,671,284	20,194,734
Steel/Metal		—	146,239	9,985,811	—	13,814	10,145,864	617,066	2,343,478	2,960,544	13,106,408
Others		—	1,395,470	32,703,381	—	53,372	34,152,223	9,268,619	11,055,744	20,324,363	54,476,586

		—	2,597,917	73,076,518	—	121,251	75,795,686	10,588,505	21,238,777	31,827,282	107,622,968
Service:
Air transportation		—	5,844	3,200,683	—	9,284	3,215,811	291,880	21,000	312,880	3,528,691
Sea transportation		—	—	2,083,099	—	21,353	2,104,452	74,721	751,613	826,334	2,930,786
Other transportation		—	140,164	6,261,103	—	12,895	6,414,162	9,110	3,576,532	3,585,642	9,999,804
Leisure/Travel industry		—	—	59,072	—	66	59,138	—	1,700	1,700	60,838
Food/Accommodation		—	72,427	1,990,730	—	3,651	2,066,808	36,674	318,921	355,595	2,422,403
Automotive-related		—	—	513,522	—	876	514,398	12,322	84,891	97,213	611,611
Finance/Insurance and others		5,529,904	9,395,925	68,744,507	528,827	179,047	84,378,210	2,588,124	17,408,058	19,996,182	104,374,392

		5,529,904	9,614,360	82,852,716	528,827	227,172	98,752,979	3,012,831	22,162,715	25,175,546	123,928,525
Other:
Construction		—	236,235	2,640,398	—	3,628	2,880,261	195,956	1,640,764	1,836,720	4,716,981
Others		655,841	2,411,285	12,062,217	—	5,572,707	20,702,050	155,971	1,548,876	1,704,847	22,406,897

		655,841	2,647,520	14,702,615	—	5,576,335	23,582,311	351,927	3,189,640	3,541,567	27,123,878

	~~W~~	6,185,745	14,859,797	170,631,849	528,827	5,924,758	198,130,976	13,953,263	46,591,132	60,544,395	258,675,371

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

Responding to the COVID-19 pandemic, the Bank recalculates the forward-looking information and recognises additional allowance for loan losses and provisions amounting to ~~W~~924,176 million for the year ended December 31, 2021.

Credit exposures of debt securities by credit rating as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	25,302,500	24,857,548	444,952	—
BBB2 ~ CCC		33,476	14,857	18,619	—
Below CC		—	—	—	—

	~~W~~	25,335,976	24,872,405	463,571	—

	December 31, 2021
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	21,929,738	21,600,109	329,629	—
BBB2 ~ CCC		33,800	33,800	—	—
Below CC		—	—	—	—

	~~W~~	21,963,538	21,633,909	329,629	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2022 and December 31, 2021 are as follows:

BIS capital adequacy ratio

	June 30, 2022		December 31, 2021
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	40,611,256	41,131,484
Additional Tier 1 capital		—	—

		40,611,256	41,131,484
Tier 2 capital		3,095,501	3,454,548

	~~W~~	43,706,757	44,586,032

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	285,566,354	291,238,386
Market risk-weighted assets		1,604,262	1,692,127
Operational risk-weighted assets		7,167,442	6,750,345

	~~W~~	294,338,058	299,680,858

BIS capital adequacy ratio (A/B):		14.85%	14.88%
Tier 1 capital ratio:		13.80%	13.73%
Common Equity Tier 1 ratio		13.80%	13.73%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.05%	1.15%

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

Equity capital based on BIS

	June 30, 2022		December 31, 2021
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	22,278,559	21,886,559
Capital surplus, etc.		763,259	738,802
Retained earnings		12,511,493	14,226,652
Accumulated other comprehensive income		5,216,445	5,289,110
Common stock deductibles		(158,500)	(1,009,639)

		40,611,256	41,131,484
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		1,050,888	924,935
Qualified capital securities		2,084,000	2,312,000
Non-qualified capital securities		—	258,060
Additional stock deductibles		(39,387)	(40,447)

		3,095,501	3,454,548

Equity capital (A+B)	~~W~~	43,706,757	44,586,032

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and commodities. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally. Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors VaR limit of each department on a daily basis.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
Interest rate risk	~~W~~	91,913	87,830
Equity risk		100	3
Foreign exchange (FX) risk		17,443	21,964
Option risk		13,061	20,262

	~~W~~	122,517	130,059

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario and are periodically reported to the Risk Management Policy Committee and the head of Risk Management Segment. The Risk Management Committee’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. To disclose the Bank’s interest risk, interest rate VaR and interest rate EaR are disclosed calculating change in economic value of equity (“ΔEVE”) and in net interest income (“ΔNII”) based on the application of IRRBB (“Interest Rate Risk in Banking Book”) method.

ΔEVE and ΔNII of the Bank’s non-trading positions as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022		December 31, 2021
ΔEVE	~~W~~	1,452,209	792,049
ΔNII		196,079	135,018

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	4,245,901	7,260,195	29,105	52,245	44,497	253,879	11,885,822
Securities measured at FVTPL		10,114,023	889,764	—	4,003	—	96,413	11,104,203
Securities measured at FVOCI		31,024,951	7,463,333	25	362,634	—	698,796	39,549,739
Securities measured at amortized cost		3,705,433	—	—	—	—	—	3,705,433
Loans measured at FVTPL		572,619	—	—	—	—	—	572,619
Loans measured at amortized cost		130,007,676	46,546,879	3,343,068	1,435,853	789,748	1,602,977	183,726,201
Derivative financial assets		9,370,094	1,958,638	25,044	15,526	95,022	49,031	11,513,355
Other financial assets		9,103,636	4,336,015	110,968	41,321	45,161	1,455,714	15,092,815

		198,144,333	68,454,824	3,508,210	1,911,582	974,428	4,156,810	277,150,187
Financial liabilities:
Financial liabilities measured at FVTPL		1,458,987	222,126	—	—	—	—	1,681,113
Deposits		48,805,304	11,626,858	58,216	358,794	99	661	60,849,932
Borrowings		4,635,932	17,631,315	61,680	906,962	—	1,150,641	24,386,530
Debentures		111,798,431	27,652,258	1,691,740	187,618	885,641	8,167,137	150,382,825
Derivative financial liabilities		11,178,417	2,119,964	51,198	6,660	130,508	58,540	13,545,287
Other financial liabilities		7,655,835	5,517,232	190,107	34,039	32,388	1,513,721	14,943,322

		185,532,906	64,769,753	2,052,941	1,494,073	1,048,636	10,890,700	265,789,009

Net financial position	~~W~~	12,611,427	3,685,071	1,455,269	417,509	(74,208)	(6,733,890)	11,361,178

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

	December 31, 2021
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	6,046,893	5,652,467	30,847	52,579	17,370	175,611	11,975,767
Securities measured at FVTPL		9,030,109	693,919	—	1,101	—	93,682	9,818,811
Securities measured at FVOCI		30,609,818	6,639,366	25	311,838	—	314,089	37,875,136
Securities measured at amortized cost		2,968,877	—	—	—	—	—	2,968,877
Loans measured at FVTPL		644,412	—	—	—	—	—	644,412
Loans measured at amortized cost		123,311,272	40,714,606	3,103,077	1,457,553	789,280	1,387,606	170,763,394
Derivative financial assets		4,092,050	1,117,750	44,940	2,464	30,077	18,291	5,305,572
Other financial assets		3,589,931	1,880,512	290,095	25,864	8,011	41,635	5,836,048

		180,293,362	56,698,620	3,468,984	1,851,399	844,738	2,030,914	245,188,017

Financial liabilities:
Financial liabilities measured at FVTPL		1,811,241	255,903	—	—	—	—	2,067,144
Deposits		41,469,942	10,949,203	44,634	327,145	91	1,106	52,792,121
Borrowings		5,637,556	14,709,344	20,683	1,037,799	—	658,395	22,063,777
Debentures		109,615,309	26,463,222	1,704,147	259,501	791,815	6,531,336	145,365,330
Derivative financial liabilities		3,988,813	728,275	4,569	4,296	16,166	15,722	4,757,841
Other financial liabilities		4,458,827	2,214,186	13,293	18,398	1,119	111,807	6,817,630

		166,981,688	55,320,133	1,787,326	1,647,139	809,191	7,318,366	233,863,843

Net financial position	~~W~~	13,311,674	1,378,487	1,681,658	204,260	35,547	(5,287,452)	11,324,174

(v) Interest rate risk management

The Bank is closely monitoring the outputs prepared by the industrial working groups which is managing the transition to alternative benchmark rates and the markets related the rates. The outputs include the information published by regulatory authorities related to IBORs. The authorities have made it clear that after the end of 2021, they will no longer persuade or force banks to submit IBORs. Responding the transition, the Bank organized a task force led by the head of the risk management division and the task force has established the LIBOR transition plan that consists of work flows such as alternative interest rate determination, application development, customer communication management, risk management, taxation, finance, legal, and accounting system establishment. The important progress of the plan is reported to the management and may also be reported to the board of directors if necessary. The purpose of the task force is to review where exposure to IBOR occurs within the Bank’s business, and to develop and implement the plan to transit to the alternative benchmark rates. As of December 31, 2021, the Bank has completed the transition and the application of the alternative benchmark rates and plans to complete the transition to the alternative benchmark rates related to the contracts that are contracted in US dollar and are expired after June 2023 until June 2023.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

The financial instruments that have yet to transition to alternative benchmark rates as of December 31, 2021 are as follows. The amounts of the non-derivative financial instruments are the carrying amounts and the amounts of the derivatives, the commitments and the guarantees are the nominal amounts.

	USD
Non-derivative financial assets:
Financial assets measured at FVOCI	~~W~~	6,477
Financial assets measured at amortized cost		13,630,739
Privately placed corporate bonds		46,544

		13,683,760
Non-derivative financial liabilities:
Financial liabilities measured at amortized cost		797,719
Derivative:
Trading purpose:
Interest rate		70,565,387
Currency		45,584,224
Hedging purpose:
Interest rate		16,433,014
Currency		5,127,124

		137,709,749
Commitments and guarantees		1,209,384

	December 31, 2021
	USD		GBP	Total
Non-derivative financial assets:
Financial assets measured at FVOCI	~~W~~	109,601	—	109,601
Financial assets measured at amortized cost		11,304,144	373,323	11,677,467
Privately placed corporate bonds		27,262	—	27,262

		11,441,007	373,323	11,814,330
Non-derivative financial liabilities:
Financial liabilities measured at amortized cost		707,744	—	707,744
Derivative:
Trading purpose:
Interest rate		60,032,707	71,024	60,103,731
Currency		41,663,977	—	41,663,977
Hedging purpose:
Interest rate		15,078,608	—	15,078,608
Currency		4,701,218	—	4,701,218

		121,476,510	71,024	121,547,534
Commitments and guarantees		1,796,199	25,620	1,821,819

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•	The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,690,761	410,954	465,444	1,201,647	—	11,768,806
Securities measured at FVTPL		91,769	77,860	1,042,188	940,193	8,942,253	11,094,263
Securities measured at FVOCI		442,795	1,368,764	4,298,236	12,821,465	15,371,247	34,302,507
Securities measured at amortized cost		—	200,137	1,719,066	1,786,380	—	3,705,583
Loans		12,386,531	16,366,845	63,530,178	73,622,767	16,399,281	182,305,602
Other financial assets		14,033,815	—	—	—	1,129,457	15,163,272

	~~W~~	36,645,671	18,424,560	71,055,112	90,372,452	41,842,238	258,340,033

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	51,269	86,071	499,600	355,635	95,951	1,088,526
Deposits		29,615,403	10,117,162	18,173,856	2,827,879	129,617	60,863,917
Borrowings		4,719,734	5,338,763	9,984,427	3,261,201	994,798	24,298,923
Debentures		5,663,808	12,266,222	48,512,250	80,203,084	4,524,181	151,169,545
Other financial liabilities		12,490,087	1,754,678	—	—	776,487	15,021,252

	~~W~~	52,540,301	29,562,896	77,170,133	86,647,799	6,521,034	252,442,163

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

	December 31, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,612,371	515,608	550,680	1,029,287	—	11,707,946
Securities measured at FVTPL		46,621	25,023	1,050,540	1,149,972	7,506,684	9,778,840
Securities measured at FVOCI		361,611	1,207,439	4,133,965	10,816,960	15,093,228	31,613,203
Securities measured at amortized cost		10,000	340,486	1,113,529	1,505,020	—	2,969,035
Loans		10,042,137	14,241,774	61,880,066	67,500,212	15,813,164	169,477,353
Other financial assets		5,097,270	—	—	—	803,773	5,901,043

	~~W~~	25,170,010	16,330,330	68,728,780	82,001,451	39,216,849	231,447,420

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	8,854	125,618	682,882	348,104	214,802	1,380,260
Deposits		25,608,016	8,124,580	16,519,769	2,418,409	118,943	52,789,717
Borrowings		3,140,265	4,398,427	10,504,484	2,932,717	1,025,321	22,001,214
Debentures		4,648,419	11,697,892	47,013,584	76,093,647	6,148,738	145,602,280
Other financial liabilities		5,008,883	1,572,656	—	—	359,118	6,940,657

	~~W~~	38,414,437	25,919,173	74,720,719	81,792,877	7,866,922	228,714,128

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2022 and December 31, 2021 are as follows:

Net settlement of derivative financial instruments

	June 30, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(354)	(161)	328	—	—	(187)
Interest rate		31,230	5,809	(12,538)	(165,419)	420,583	279,665
Hedging purpose derivatives:
Interest rate		26,661	35,333	224,048	746,813	770,077	1,802,932

	~~W~~	57,537	40,981	211,838	581,394	1,190,660	2,082,410

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

	December 31, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	201	—	—	—	—	201
Interest rate		(11,805)	(23,802)	8,326	(158,553)	535,474	349,640
Hedging purpose derivatives:
Interest rate		33,896	115,454	180,557	631,338	687,222	1,648,467

	~~W~~	22,292	91,652	188,883	472,785	1,222,696	1,998,308

Gross settlement of derivative financial instruments

	June 30, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	62,974,195	46,585,785	91,803,215	85,959,642	7,879,162	295,201,999
Outflow		62,751,920	46,275,372	91,916,949	85,833,844	7,910,397	294,688,482
Hedging purpose derivatives:
Currency
Inflow		480,162	707,247	6,771,271	18,712,415	4,245,410	30,916,505
Outflow		705,959	1,073,134	7,764,345	19,706,255	4,196,000	33,445,693

Total inflow	~~W~~	63,454,357	47,293,032	98,574,486	104,672,057	12,124,572	326,118,504

Total outflow	~~W~~	63,457,879	47,348,506	99,681,294	105,540,099	12,106,397	328,134,175

	December 31, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	56,066,208	34,469,849	99,529,773	89,932,702	8,452,901	288,451,433
Outflow		56,009,986	34,338,644	99,195,857	90,326,262	8,476,594	288,347,343
Hedging purpose derivatives:
Currency
Inflow		16,920	76,028	4,791,344	14,245,183	4,727,452	23,856,927
Outflow		16,786	79,183	6,083,666	14,902,210	4,624,965	25,706,810

Total inflow	~~W~~	56,083,128	34,545,877	104,321,117	104,177,885	13,180,353	312,308,360

Total outflow	~~W~~	56,026,772	34,417,827	105,279,523	105,228,472	13,101,559	314,054,153

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2022 and 2021 (Unaudited), and December 31, 2021

(In millions of won)

49. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,552,227	2,165,251	3,692,551	8,919,359	538,152	16,867,540
Commitments		50,000	101,781	541,788	2,914,995	43,723,138	47,331,702

	~~W~~	1,602,227	2,267,032	4,234,339	11,834,354	44,261,290	64,199,242

	December 31, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,431,023	1,358,214	3,660,638	6,720,569	782,819	13,953,263
Commitments		227,768	21,982	715,958	2,765,040	44,880,979	48,611,727

	~~W~~	1,658,791	1,380,196	4,376,596	9,485,609	45,663,798	62,564,990

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2022 was 3.1% at chained 2015 year prices, primarily due to an increase in aggregate private and general government consumption expenditures by 4.8% and an increase in exports of goods and services by 4.8%, the effects of which were offset in part by an increase in imports of goods and services by 7.8%, each compared with the corresponding period of 2021.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 5.0% and the unemployment rate was 2.5% in the first nine months of 2022.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,472.1 on August 31, 2022, 2,155.5 on September 30, 2022, 2,293.6 on October 31, 2022, 2,472.5 on November 30, 2022, 2,236.4 on December 29, 2022, 2,425.1 on January 31, 2023 and 2,451.7 on February 7, 2023.

Monetary Policy

Interest Rates

The Bank of Korea raised its policy rate from 1.75% to 2.25% on July 13, 2022, 2.50% on August 25, 2022, 3.00% on October 12, 2022, 3.25% on November 24, 2022 and 3.50% on January 13, 2023 in response to rising levels of household debt and inflationary pressures.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,347.5 to US$1.00 on August 31, 2022, Won 1,434.8 to US$1.00 on September 30, 2022, Won 1,419.3 to US$1.00 on October 31, 2022, Won 1,331.5 to US$1.00 on November 30, 2022, Won 1,267.3 to US$1.00 on December 30, 2022, Won 1,230.8 to US$1.00 on January 31, 2023 and Won 1,247.5 to US$1.00 on February 7, 2023.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of US$24.1 billion in the first nine months of 2022. The current account surplus in the first nine months of 2022 decreased from the current account surplus of US$67.4 billion in the corresponding period of 2021, primarily due to decreases in surpluses from the goods account and the income account, which were offset in part by a decrease in deficit from the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade deficit of US$28.9 billion in the first nine months of 2022. Exports increased by 12.2% to US$524.7 billion in the first nine months of 2022 from US$467.7 billion in the corresponding period of 2021, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports increased by 25.0% to US$553.5 billion in the first nine months of 2022 from US$442.7 billion in the corresponding period of 2021, primarily due to an increase in energy and commodity prices, which also led to increased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$423.2 billion as of December 31, 2022.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-265886.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The 2028 Notes are initially limited to US$1,000,000,000 aggregate principal amount and the 2033 Notes are initially limited to US$1,000,000,000 aggregate principal amount. The 2028 Notes will mature on February 15, 2028 (the “2028 Notes Maturity Date”) and the 2033 Notes will mature on February 15, 2033 (the “2033 Notes Maturity Date”, and together with the 2028 Notes Maturity Date, the “Maturity Dates”). The 2028 Notes will bear interest at the rate of 4.375% per annum and the 2033 Notes will bear interest at the rate of 4.375% per annum, in each case payable semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), beginning on August 15, 2023. Interest on the Notes will accrue from February 15, 2023. If any Interest Payment Date or any Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that any of the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption. In addition, in the event that any of the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of us. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published by us in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the global notes through Euroclear or Clearstream, if you are a DTC participant in such systems, or indirectly through organizations that are DTC participants in such systems. Euroclear and Clearstream will hold their Euroclear/Clearstream participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the Notes through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds

(i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•	borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•	borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

U.S. Federal Income Tax Considerations

For a discussion of certain U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of the Notes and are a U.S. holder, see “Taxation—U.S. Federal Income Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated February 8, 2023 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the 2028 Notes		Principal Amount of the 2033 Notes
Australia and New Zealand Banking Group Limited	US$	111,111,000	US$	111,111,000
Citigroup Global Markets Inc.		111,112,000		111,112,000
J.P. Morgan Securities LLC		111,111,000		111,111,000
KB Securities Co., Ltd.		111,111,000		111,111,000
KDB Asia Limited		111,111,000		111,111,000
MUFG Securities EMEA plc		111,111,000		111,111,000
Nomura Singapore Limited		111,111,000		111,111,000
Société Générale		111,111,000		111,111,000
Standard Chartered Bank		111,111,000		111,111,000

	US$	1,000,000,000	US$	1,000,000,000

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. KB Securities Co., Ltd., one of the underwriters, has also agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of our net proceeds from the 2028 Notes is US$994,690,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2028 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2028 Notes.

The amount of our net proceeds from the 2033 Notes is US$989,170,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2033 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2033 Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Notice to capital market intermediaries and prospective investors pursuant to paragraph 21 of the Hong Kong SFC Code of Conduct—Important Notice to CMIs (including private banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any UK MiFIR (Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018) product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the Underwriters to apply the “proprietary orders” of the SFC Code to such order and will require the Underwriters to categorize it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus orders should be sent to: Investor.info.hk.bond.deals@jpmorgan.com, list.asiapac-glfi-syn-cap@sgcib.com and synhk@sc.com.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the Underwriters with such evidence within the timeline requested.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 15, 2023, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day from the settlement, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us, and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as contemplated by the final terms in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II: or

Prohibition of Sales to UK Retail Investors

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as contemplated by the final terms in relation thereto to any retail investor in the UK. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(b)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Spain

The proposed offer of Notes has not been registered with the Comisión Nacional del Mercado de Valores (the “CNMV”). Accordingly, each of the Underwriters has represented and agreed that Notes can only be offered in Spain to qualified investors pursuant to and in compliance with the consolidated text of the Securities Market Law approved by Spanish Royal Legislative Decree 4/2015, Spanish Royal Decree 1310/2005, both as amended from time to time, and any regulation issued thereunder.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 of Singapore (the “SFA”).

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notification under Section 309B(1)(c) of the SFA — We have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Shin & Kim LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Shin & Kim LLC, and Shin & Kim LLC may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 27, 2022 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated February 3, 2023. On February 6, 2023, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which are available to the public from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. This website is maintained by the U.S. Securities and Exchange Commission, and contains reports and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP
2028 Notes	US500630DW55	500630 DW5
2033 Notes	US500630DX39	500630 DX3

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Shin & Kim LLC 23F, D-Tower (D2), 17 Jongno 3-gil, Jongno-gu Seoul 03155 Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

AUDITOR OF THE BANK

Nexia Samduk

12F, S&S Building

48 Ujeongguk-ro, Jongno-gu

Seoul 03145

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542